EXHIBIT 4.1


                      IBP FINANCE COMPANY OF CANADA
                                as Issuer
                                   and
                               IBP, inc.,
                              as Guarantor
                                   to
                    First Trust National Association,
                               as Trustee


                                Indenture
                        Dated as of June 1, 1997


                              $125,000,000
                       7.45% Senior Notes due 2007






         INDENTURE, dated as of June 1, 1997, among IBP
FINANCE COMPANY OF CANADA (herein called the
"Issuer"), an unlimited liability company duly organized and existing under the laws of Nova Scotia and having its principal place of business at IBP Avenue, Dakota City, Nebraska 68731, IBP, inc. (herein called the "Company"), a corporation duly organized and existing under the laws of the State of Delaware and having its principal place of business at IBP Avenue, Dakota City, Nebraska 68731, and First Trust National Association, a national banking association, as Trustee (herein called the "Trustee") having its Corporate Trust office at 111 East Wacker Drive, Suite 3000, Chicago, Illinois 60601.

RECITALS OF THE COMPANY

         The Issuer has duly authorized the creation of an issue of its 7.45% Senior Notes due 2007 (the "Senior Notes") of substantially the tenor and amount hereinafter set forth, and to provide therefor, and the Issuer and the Company have duly authorized the execution and delivery of this Indenture.

         All things necessary to make the Senior Notes, when executed by the Issuer and the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Issuer, the valid obligations of the Issuer, and to make this Indenture a valid and binding agreement of the Issuer and the Company, in accordance with its terms, have been done.

         NOW, THEREFORE, THIS INDENTURE
WITNESSETH:

         For and in consideration of the premises and the purchase of the Senior Notes by the Holders (as hereinafter defined) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders as follows:

                                ARTICLE ONE
          Definitions and Other Provisions of General Application
SECTION 101.  Definitions.
         For all purposes of this Indenture, except as otherwise expressly provided for unless the context otherwise requires:

         (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

         (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

         (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

         (4) the word "including" (and with correlative meaning "include") means including, without limiting the generality of, any description preceding such term; and

         (5) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

         Certain terms, used principally in Article Six, are defined in that Article.

         "Act", when used with respect to any Holder, has the meaning specified in Section 104.

         "Additional Amounts" has the meaning specified in
Section 1007.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Assumption" means the assumption by the Company of all of the rights and obligations of the Issuer under the Indenture and the Notes and any related documents in accordance with Section 901(7), whether arising before or after such assumption, which assumption shall not release the Guaranty with respect to matters arising prior to such assumption.

         "Attributable Debt" is defined to mean as to any particular lease under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining primary term thereof, discounted from the respective due dates thereof to such date at the rate of interest per annum, compounded semi-annually, implicit in the terms of such lease, as determined in good faith by the Company. The net amount of rent required to be paid under any such lease for any such period shall be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance, repairs, insurance, taxes, assessments, water rates and similar charges and contingent rents such as those based on sales. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but shall not include any rent required to be paid under such lease subsequent to the first date upon which it may be so terminated.

         "Authenticating Agent" means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate
Senior Notes.

         "Bankruptcy Law" means Title 11, U.S. Code,
Companies' Creditors Arrangement Act (Canada), Bankruptcy and Insolvency Act (Canada) or Winding-Up Act (Canada) or any similar federal, state or provincial law for the relief of debtors.

         "Board of Directors" means the board of directors of the Issuer or the Company as the case may be; provided, however, that when the context refers to actions or resolutions of the Board of Directors, then the term "Board of Directors" shall also mean any duly authorized committee of the Board of Directors of the Issuer or the Company, as the case may be, or Officer authorized to act with respect to any particular matter to exercise the power of the Board of Directors of the Issuer or the Company as the case may be.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer or the Company, as the case may be, to have been duly adopted by the relevant Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day", when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday,
Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or regulation to close.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, warrants, rights, options or other equivalents (however designated) of capital stock or any other equity interest of such Person, including each class of common stock and preferred stock.

         "Certificated Notes" shall have the meaning provided in Section 201(c).

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Company" means the Person named as the
"Company" in the first paragraph of this Indenture until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter
"Company" shall mean such successor corporation.

         "Company Request" or "Company Order" means a written request or order signed in the name of the Issuer or the Company, as the case may be, by its Chairman of the Board, its Vice Chairman of the Board, its President or a Vice
President, and by its Treasurer, an Assistant Treasurer, its Controller, an Assistant Controller, its Secretary or an Assistant Secretary, and delivered to the Trustee.

         "Consolidated Net Assets" means the total assets of the Company and its consolidated Subsidiaries as shown on the consolidated balance sheet of the Company for the most recently completed accounting period for which financial statements are publicly available, after deducting the amount of all current liabilities (excluding any constituting Funded Debt by reason of their being renewable or extendible).

         "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at 111 East Wacker Drive, Suite 3000, Chicago, Illinois 60601.

         "Corporation" includes corporations, associations, companies, business trusts and limited partnerships.

         "Covenant Defeasance" has the meaning specified in
Section 1203.

         "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         "Debt" with respect to any Person is defined to mean
(i) any debt (a) for money borrowed, or (b) evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but shall not include any account payable or other obligation created or assumed by a Person in the ordinary course of business in connection with the obtaining of materials or services, or (c) which is a direct or indirect obligation which arises as a result of banker's acceptances; (ii) any debt of others described in the preceding clause (i) which such Person has guaranteed or for which it is otherwise directly liable; (iii) the obligation of such Person as lessee under any lease of property which is reflected on such Person's balance sheet as a capitalized lease; and (iv) any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (i), (ii) and (iii); provided, however, that, in computing the Debt of any Person, there shall be excluded any particular Debt if, upon or prior to the maturity thereof, there shall have been deposited with a depository in trust money (or evidence of Debt if permitted by the instrument creating such Debt) in the necessary amount to pay, redeem or satisfy such Debt as it becomes due, and the amount so deposited shall not be included in any computation of the assets of such Person.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Defaulted Interest" has the meaning specified in
Section 308.

         "Defeasance" has the meaning specified in
Section 1202.

         "Depository" means The Depository Trust Company, as depositary for the Global Notes, and its successors and assigns.

         "Dollars" and "$" means lawful money of the United
States of America.

         "Event of Default" has the meaning specified in
Section 501(a).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

         "Funded Debt" means indebtedness for money borrowed which by its terms matures at, or is extendible or renewable at the option of the obligor, to a date more than twelve months after the date of the creation of such indebtedness for money borrowed.

         "GAAP" means such accounting principles as are generally accepted in the United States of America at the date of this Indenture.

         "Global Note" shall have the meaning provided in
Section 201(b).

         "Global Note Holder" shall have the meaning specified in Section 201(b).

         "Guaranty" has the meaning specified in
Section 1101.

         "Holder" or "Securityholder" means a Person in whose name a Senior Note is registered in the Register.

         "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

         "Institutional Accredited Investor" means an institutional "accredited investor," as defined in Rule 501(A)(1), (2), (3) or (7) under the Securities Act, other than QIBs.

         "Interest Payment Date" means the Stated Maturity of an installment of interest on any Senior Note.

         "Issue Date" means June 3, 1997.

         "Issuer" means the Person named the Issuer in the first paragraph of this Indenture until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Issuer" shall mean such successor corporation.

         "Lien" means any pledge, mortgage, lien, charge, encumbrance or security interest.

         "Maturity", when used with respect to any Senior
Note, means the date on which the principal of such Senior
Note or an installment of the principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

         "Non-U.S. Person" means any Person who is not a "U.S. Person," as defined in Rule 902(o) under the Securities
Act.

         "Officer" means the Chairman of the Board, Vice
Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer or the Secretary of the Issuer or the Company, as the case may be.

         "Officer's Certificate" means a certificate signed by an Officer and delivered to the Trustee that shall comply with Sections 102 and 103.

         "Opinion of Counsel" means a written opinion of counsel, who may be an employee of or counsel for the Issuer or the Company, and who shall be reasonably acceptable to the Trustee.

              "Outstanding" means, as of the date of determination, all Senior Notes theretofore authenticated and delivered under this Indenture, except:

      (i) Senior Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

     (ii) Senior Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying
Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Senior Notes;
provided that, if such Senior Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

    (iii) Senior Notes which have been paid pursuant to
Section 307 or in exchange for or in lieu of which other Senior Notes have been authenticated and delivered pursuant to this Indenture, other than any such Senior Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Senior Notes are held by a bona fide purchaser in whose hands such Senior Notes are valid obligations of the Issuer; and

     (iv) Senior Notes which have been defeased pursuant to
Section 1202;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Senior Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Senior Notes owned by the Issuer, the Company or any other obligor upon the Senior
Notes or any Affiliate of the Issuer, or Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Senior Notes which the Trustee knows to be so owned shall be so disregarded. Senior Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Senior Notes and that the pledgee is not the Issuer or the Company or any other obligor upon the Senior Notes or any Affiliate of the Issuer or the Company or of such other obligor.

         "Participant" shall have the meaning provided in
Section 201(b).

         "Paying Agent" means any Person authorized by the Issuer to pay the principal of (and premium, if any) or interest on any Senior Note on behalf of the Company. The Issuer or the Company may act as Paying Agent with respect to any Senior Note issued hereunder.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Place of Payment", means The City of New York or any other place or places where the principal of (and premium, if any) and interest on the Senior Notes are payable.

         "Predecessor Senior Note" of any particular Senior
Note means every previous Senior Note evidencing all or a portion of the same debt as that evidenced by such particular Senior Note; and, for the purposes of this definition, any Senior Note authenticated and delivered under Section 307 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Senior Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Senior Note.

         "Principal Property" means any facility (together with the land on which it is erected, any future additions or improvements thereto, and all machinery and equipment included therein) used by the Company or a Subsidiary primarily for producing, processing, packaging, storing, or distributing its products, raw materials, inventories or other materials and supplies, located in the United States or Canada, owned or leased by the Company or a Subsidiary, and having an acquisition cost plus capitalized improvements in excess of 2% of Consolidated Net Assets as of the date of such determination, but shall not include any such property financed through the issuance of tax-exempt governmental obligations, or any such property or portion thereof that has been determined by Board Resolution not to be of material importance to the respective business conducted by the Company or Subsidiary, effective as of the date such Board Resolution is adopted.

         "Private Placement Legend" means the legend on a Senior Note specified in Section 202(b).

         "Purchase Agreement" means the Purchase
Agreement dated as of May 29, 1997 relating to the Senior
Notes among the Issuer, the Company and the Purchaser, as amended.

         "Purchaser" means Salomon Brothers Inc, in its capacity as under the Purchase Agreement.

         "QIB" means a Qualified Institutional Buyer as defined in Rule 144A.

         "Record Date" for the interest payable on any Interest Payment Date means the close of business on May 15 or November 15, as the case may be, whether or not a Business Day, immediately preceding the Interest Payment
Date on which such interest is payable.

         "Redemption Date" means the date fixed for redemption of any Senior Note by or pursuant to this Indenture.

         "Redemption Price" means the price at which any Senior Note is to be redeemed pursuant to this Indenture.

         "Register" and "Registrar" have the respective meanings specified in Section 305.

         "Regulation S" means Regulation S under the
Securities Act (including any successor regulation thereto), as it may be amended from time to time.

         "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any senior trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Senior Note" shall mean any Senior Note required to bear the Private Placement Legend in accordance with Section 306(a).

         "Rule 144" means Rule 144 under the Securities Act
(including any successor regulation thereto), as amended from time to time.

         "Rule 144A" means Rule 144A under the Securities
Act (including any successor regulation thereto), as amended from time to time.

         "Sale and Leaseback Transaction" has the meaning specified in Section 1006.

         "Securities Act" means the Securities Act of 1933
(including any successor statute thereto), as amended from time to time.

         "Senior Notes" has the meaning stated in the first recital of this Indenture and more particularly means any Senior Note authenticated and delivered under this Indenture.

         "Significant Subsidiary" means, at any time, any Subsidiary that would be a "Significant Subsidiary" at such time, as such term is defined in Regulation S-X promulgated by the Commission, as in effect as of the date of this Indenture.

         "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 308.

         "Stated Maturity", when used with respect to any Senior Note or any installment of principal thereof or interest thereon, means the date specified in such Senior Note as the fixed date on which the principal of such Senior Note or any installment of principal or interest is due and payable.

         "Subsidiary" means any corporation of which at the time of determination the Company, directly and/or indirectly through one or more Subsidiaries, owns more than 50% of the shares of Voting Stock.

         "Taxes" means any tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by an authority or agency therein or thereof having power to tax.

         "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was executed; provided, however, that in the event that such Act is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

         "U.S. Government Obligations" means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed by the full faith and credit of the United States of America which, in either case, are not callable or redeemable at the option of the issuer thereof or otherwise subject to prepayment.

         "Vice President", when used with respect to the Issuer, the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

         "Voting Stock" means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

         "Wholly Owned Subsidiary" means a Person organized under the laws of Canada or any province thereof or any state of the United States, all of the Capital Stock (other than directors' qualifying shares) of which is owned by the Company directly by the Company and/or indirectly through one or more other Wholly Owned Subsidiaries.

         SECTION 102.  Compliance Certificates and
Opinions.

         Upon any application or request by the Issuer or the Company to the Trustee to take any action under any provision of this Indenture, the Issuer or the Company, as the case may be, shall furnish to the Trustee an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

         (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         SECTION 103.  Form of Documents Delivered to
Trustee.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified
Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an Officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Issuer or the Company, as the case may be, stating that the information with respect to such factual matters is in the possession of the Issuer or the Company, as the case may be, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         SECTION 104.  Acts of Holders.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee, the Issuer and the Company, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit or a witness of such execution or by a certificate of a notary public or other Person authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         (c) The ownership of Senior Notes shall be proved by the Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Senior Note shall bind every future Holder of the same Senior Note and the Holder of every Senior Note issued upon the registration of transfer thereof or in exchange therefor in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Issuer or the Company in reliance thereon, whether or not notation of such action is made upon such Senior Note.

         (e) If the Issuer or the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer or the Company, as the case may be, may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer or the Company, as the case may be, shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act (including revocation thereof) may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Senior Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Senior Notes shall be computed as of such record date;
provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

         SECTION 105.  Notices, etc., to Trustee and
Company.

         Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

         (1) the Trustee by any Holder or by the Issuer or the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to the Trustee at its Corporate Trust Office, or

         (2) the Issuer or the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Issuer or the Company, as the case may be, addressed to it at IBP Avenue, Post Office Box 515 #152A, Dakota City, Nebraska 68731-
0515, attention: Secretary or at any other address previously furnished in writing to the Trustee by the Issuer or the Company, as the case may be.

         SECTION 106.  Notice to Holders, Waiver.

         Where this Indenture or any Senior Note provides for notice to Holders of any event, such notice shall be deemed sufficiently given (unless otherwise herein or in such Senior Note expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders or the validity of the proceedings to which such notice relates. Where this Indenture or any Senior Note provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

         Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

         SECTION 107.  The Trust Indenture Act; Conflict
with Trust Indenture Act.

         (a) Reference in this Indenture to specific Sections of the Trust Indenture Act are to be treated as if this Indenture were required to be qualified under and to conform to the requirements of the Trust Indenture Act; provided that nothing in this Indenture or the Senior Notes shall be deemed to require such qualification.

         (b) If any provision hereof limits, qualifies or conflicts with the duties imposed by any of Sections 310 through 317, inclusive, of the Trust Indenture Act through the operation of Section 318(c) thereof, such imposed duties shall control.

         SECTION 108.  Effect of Headings and Table of
Contents.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 109.  Successors and Assigns.

         All covenants and agreements in this Indenture by the Issuer and the Company shall bind each of their successors and assigns, whether so expressed or not.

         SECTION 110.  Separability Clause.

         In case any provision in this Indenture or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 111.  Benefits of Indenture.

         Nothing in this Indenture or in the Senior Notes, express or implied, shall give to any Person, other than the parties hereto or thereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         SECTION 112.  Governing Law.

         This Indenture and the Senior Notes shall be governed by and construed in accordance with the laws (other than the choice of law provisions) of the State of New York.

         SECTION 113.  Legal Holidays.

         In any case where any Interest Payment Date, Redemption Date, or Stated Maturity of any Senior Note, or any other payment date, shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Senior Notes) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, or Redemption Date or at the Stated Maturity or other payment date, provided that no additional interest shall accrue for the period from and after such Interest Payment Date or Redemption Date or Stated Maturity or other payment date, as the case may be.

         SECTION 114.  No Recourse Against Others.

         Directors, officers, employees or stockholders, as such, of the Issuer or Company shall not have any liability for any obligations of the Issuer or the Company under the Senior Notes, the Guaranty or this Indenture, or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder, by accepting a Senior Note, waives and releases all such liability. Such waivers and releases are part of the consideration for the issuance of the Senior Notes and the Guaranty.

         SECTION 115.  Consent to Jurisdiction and Service
of Process.

         (a)  The Issuer irrevocably submits to the
jurisdiction of any Federal court (or, if such court refuses to take jurisdiction, any Delaware State Court) located in the State of Delaware over any suit, action or proceeding arising out of or relating to this Indenture or any Senior Note. The Issuer irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Issuer agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon it and may be enforced in the courts of Canada or any other courts to the jurisdiction of which the Issuer is subject, by a suit upon judgment, provided that service of process is effected upon the Issuer in the manner specified in the following paragraph or as otherwise permitted by law; provided, however, that the Issuer does not waive, and the foregoing provisions of this sentence shall not constitute or be deemed to constitute a waiver of, (i) any right to appeal any such judgment, to seek any stay or otherwise to seek reconsideration or review of any such judgment in each case before the trial court of a United States Federal or State court having appellate jurisdiction over such trial court or
(ii) any stay of execution or levy pending an appeal from, or a suit, action or proceeding for reconsideration or review of, any such judgment.

         (b) As long as any of the Senior Notes remain Outstanding, the Issuer will at all times have an authorized agent in the State of Delaware upon whom process may be served in any suit, action or proceeding arising out of or relating to this Indenture or any Senior Note. Service of process upon such agent and written notice of such service mailed or delivered to the Issuer shall to the extent permitted by law be deemed in every respect effective service of process upon the Issuer in any such suit, action or proceeding. The Issuer hereby irrevocably appoints CT Corporation System whose address is, as of the date hereof, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, as its agent for such purpose, and covenants and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent at said address (or at such other address in the State of Delaware as the Issuer may designate by written notice to the Trustee). The Issuer hereby represents and warrants that such agent has accepted such appointment and has agreed to act as said agent for service of process, and the Issuer agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid.

         (c) The Issuer hereby consents to process being served in any suit, action or proceeding of the nature referred to in the preceding paragraphs by service upon such agent together with the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested to the address of the Issuer specified in Section 105 or to any other address of which the Issuer shall have given written notice to the Trustee. The Issuer hereby irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service (but does not waive any right to assert lack of subject matter jurisdiction) and agrees that such service and mailing (i) shall be deemed in every respect effective service of process upon the Issuer in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service.

         (d) Nothing in this Section 115 shall affect the right of the Trustee or any Holder to serve process in any manner permitted by law or limit the right of the Trustee to bring proceedings against the Issuer or the Company in the courts of any jurisdiction or jurisdictions.

         SECTION 116.  Incorporation by Reference to Trust
Indenture Act.

         Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust
Indenture Act terms incorporated by reference in this Indenture have the following meanings:

         "indenture securities" means the Senior Notes.

         "indenture security holder" means a Holder or a Securityholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Company or any other obligor on the Senior Notes, if any.

         All other Trust Indenture Act terms used or incorporated by reference in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule have the meanings assigned to them therein.

                                ARTICLE TWO

                             Senior Note Forms

         SECTION 201.  Forms Generally.

         (a)  The Senior Notes and the certificate of
authentication of the Trustee therein shall be in substantially the form set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers executing such Senior Notes, as evidenced by their execution of the Senior Notes. The definitive Senior Notes shall be typed, printed, lithographed or engraved on steel engraved borders or any combination of such methods or produced in any other manner, all as determined by the Officers of the Issuer executing such Senior Notes, as evidenced by their execution of such Senior Notes.

         (b) Senior Notes initially offered and sold to QIBs in reliance on Rule 144A as provided in the Purchase
Agreement shall be, and Senior Notes sold to Non-U.S.
Persons in reliance on Regulation S as provided in the Purchase Agreement may be, issued initially in the form of one or more permanent global notes in definitive, fully registered form, without coupons, substantially in the form set forth in Section 202 (each, a "Global Note"). Upon issuance, each such Global Note shall be registered in the name of Cede & Co. or such other nominee designated by the Depositary (the "Global Note Holder"), duly executed by the Issuer and the Company (as guarantor) and authenticated by the Trustee as hereinafter provided and deposited on behalf of the purchasers of the Senior Notes represented thereby with the Trustee at its Corporate Trust Office, as custodian for the Depositary. The aggregate principal amount of each Global
Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary for such Global Note, as provided in
Section 305, which adjustments shall be conclusive as to the aggregate principal amount of such Global Note. So long as the Global Note Holder is the registered owner or Holder of any Senior Notes, the Global Note Holder will be considered the sole Holder and owner for all purposes under the Indenture of any Senior Notes evidenced by a Global Note. Beneficial owners of Senior Notes evidenced by a Global Note will not be considered the owners or Holders thereof under this Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Accordingly, beneficial owners of an interest in a Global Note must rely on the procedures of the Depositary, and if such person is not a member of, or participant in, the Depository ("Participant"), on the procedures of the Participant through which such person owns its interest, to exercise any rights and fulfill any obligations of a Holder under this Indenture. No beneficial owners of an interest in a Global
Note will be able to transfer that interest except in accordance with the Depository's applicable procedures, in addition to those provided for in the Indenture. None of the Company, the Issuer, the Trustee, the Registrar or any Paying Agent will have any responsibility or liability for any aspect of the records of the Depository on any Participant or for maintaining, supervising or reviewing any records of the Depository or any Participant relating to the Senior Notes, and may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or the Depository for all purposes.

         Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent the Issuer, the Company, the Trustee, or any agent of the Issuer, the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any Depository, as a Holder, with respect to such Global Note or impair, as between such Depository and owners of beneficial interests in such Global Note, the operation of customary practices governing the exercise of the rights of such Depository or its nominee as Holder of such Global Note.

         (c) Senior Notes initially offered and sold to Institutional Accredited Investors as provided in the Purchase
Agreement, shall be issued initially in definitive certificated, fully registered form, without coupons ("Certificated Notes") substantially in the form set forth in Section 202.

         SECTION 202.  Form of Face of Senior Note.

         Each Senior Note shall be in substantially the following form:

         (a)  [INCLUDE IF SENIOR NOTE IS A GLOBAL
NOTE -- UNLESS THIS CERTIFICATE IS PRESENTED BY
AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY TO THE ISSUER OR
ITS AGENT FOR REGISTRATION OF TRANSFER,
EXCHANGE OR PAYMENT, AND ANY CERTIFICATE
ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR
ANY PORTION HEREOF IS REGISTERED IN THE NAME
OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE
OF THE DEPOSITORY TRUST COMPANY (AND ANY
PAYMENT IS MADE TO CEDE & CO. OR TO SUCH
OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY
TRUST COMPANY) ANY TRANSFER, PLEDGE OR
OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
OR TO ANY PERSON IS WRONGFUL INASMUCH AS
THE REGISTERED OWNER HEREOF, CEDE & CO., HAS
AN INTEREST HEREIN.

         THIS NOTE IS A GLOBAL NOTE WITHIN THE
MEANING OF THE INDENTURE HEREINAFTER
REFERRED TO.  THIS GLOBAL NOTE MAY NOT BE
EXCHANGED, IN WHOLE OR IN PART, FOR A NOTE
REGISTERED IN THE NAME OF ANY PERSON OTHER
THAN THE DEPOSITORY TRUST COMPANY OR A
NOMINEE THEREOF EXCEPT IN THE CIRCUMSTANCES
SET FORTH IN SECTIONS 305 AND 306 OF THE
INDENTURE, AND MAY NOT BE TRANSFERRED, IN
WHOLE OR IN PART, EXCEPT IN ACCORDANCE WITH
THE RESTRICTIONS SET FORTH IN SECTIONS 305
AND 306 OF THE INDENTURE.  BENEFICIAL
INTERESTS IN THIS GLOBAL NOTE MAY NOT BE
TRANSFERRED EXCEPT IN ACCORDANCE WITH
SECTIONS 305 AND 306 OF THE INDENTURE.]

         (b)  [INCLUDE THE FOLLOWING LEGEND
ONLY IF REQUIRED PURSUANT TO SECTION 306(a) --
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE
"SECURITIES ACT"), OR ANY STATE SECURITIES
LAWS OR ANY OTHER APPLICABLE SECURITIES LAW.
NEITHER THIS NOTE NOR ANY INTEREST OR
PARTICIPATION HEREIN MAY BE REOFFERED, SOLD,
ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED
OR OTHERWISE DISPOSED OF IN THE ABSENCE OF
SUCH REGISTRATION OR UNLESS SUCH
TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT
TO, SUCH REGISTRATION.

         THE HOLDER OF THIS NOTE BY ITS
ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR
OTHERWISE TRANSFER THIS NOTE PRIOR TO THE
DATE (THE "RESALE RESTRICTION TERMINATION
DATE") WHICH IS TWO YEARS AFTER THE LATER OF
THE ORIGINAL ISSUANCE DATE HEREOF AND THE
LAST DATE ON WHICH THE COMPANY OR ANY
AFFILIATE OF THE COMPANY WAS OWNER OF THIS
NOTE (OR ANY PREDECESSOR OF THIS NOTE) ONLY
(A) TO THE ISSUER OR THE COMPANY, (B) PURSUANT
TO A REGISTRATION STATEMENT WHICH HAS BEEN
DECLARED EFFECTIVE UNDER THE SECURITIES ACT,
(C) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE
PURSUANT TO RULE 144A UNDER THE SECURITIES
ACT ("RULE 144A"), TO A PERSON IT REASONABLY
BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER"
(AS DEFINED IN RULE 144A) THAT PURCHASES FOR
ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A
QUALIFIED INSTITUTIONAL BUYER AND TO WHOM
NOTICE IS GIVEN THAT THE TRANSFER IS BEING
MADE IN RELIANCE ON RULE 144A, (D) PURSUANT
TO OFFERS AND SALES TO NON-U.S. PERSONS THAT
OCCUR OUTSIDE THE UNITED STATES WITHIN THE
MEANING OF REGULATION S UNDER THE
SECURITIES ACT, (E) TO AN INSTITUTIONAL
"ACCREDITED INVESTOR" WITHIN THE MEANING OF
SUBPARAGRAPH (A)(1), (2), (3) OR (7) OR RULE 501
UNDER THE SECURITIES ACT THAT IS ACQUIRING
THIS NOTE FOR ITS OWN ACCOUNT, OR FOR THE
ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED
INVESTOR, FOR INVESTMENT PURPOSES AND NOT
WITH A VIEW TO, OR FOR OFFER OR SALE IN
CONNECTION WITH, ANY DISTRIBUTION IN
VIOLATION OF THE SECURITIES ACT, OR (F)
PURSUANT TO ANY OTHER AVAILABLE EXEMPTION
FROM THE REQUIREMENTS UNDER THE SECURITIES
ACT, SUBJECT TO THE RIGHT OF THE ISSUER AND
THE COMPANY PRIOR TO ANY SUCH OFFER, SALE OR
TRANSFER (i) PURSUANT TO CLAUSE (C) (IF THE
TRANSFEROR IS THE REGISTERED HOLDER OF THIS
NOTE), (D), (E) OR (F) TO REQUIRE THE DELIVERY OF
AN OPINION OF COUNSEL, CERTIFICATIONS AND
OTHER INFORMATION SATISFACTORY TO EACH OF
THEM AND (ii) PURSUANT TO CLAUSE (E), TO
REQUIRE THAT THE TRANSFEROR DELIVER TO THE
ISSUER, THE COMPANY AND THE TRUSTEE A LETTER
FROM THE TRANSFEREE SUBSTANTIALLY IN THE
FORM OF ANNEX A TO THE OFFERING
MEMORANDUM DATED MAY 29, 1997. SUCH HOLDER
FURTHER AGREES THAT IT WILL DELIVER TO EACH
PERSON TO WHOM THIS NOTE IS TRANSFERRED A
NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS
LEGEND. IN CONNECTION WITH ANY TRANSFER OF
THE NOTES EVIDENCED HEREBY, THE HOLDER
HEREOF MUST CHECK THE APPROPRIATE BOX SET
FORTH ON THE REVERSE HEREOF RELATING TO THE
MANNER OF SUCH TRANSFER AND SUBMIT THE
APPROPRIATE CERTIFICATE TO THE TRUSTEE, THE
FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE.

         THE HOLDER OF THIS NOTE BY ITS
ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS
AND WARRANTS THAT EITHER (i) IT IS NOT AN
EMPLOYEE BENEFIT PLAN SUBJECT TO THE
EMPLOYMENT RETIREMENT INCOME SECURITY ACT
OF 1974, AS AMENDED ("ERISA") OR (ii) THE
ACQUISITION AND HOLDING OF THIS NOTE BY IT IS
NOT PROHIBITED BY EITHER SECTION 406 OF ERISA
OR SECTION 4975 OF THE U.S. INTERNAL REVENUE
CODE OF 1986, AS AMENDED, OR IS EXEMPT FROM
ANY SUCH PROHIBITION.

         Additional Legend for Regulation S Notes:

         THIS NOTE HAS NOT BEEN REGISTERED
UNDER THE SECURITIES ACT AND MAY NOT BE
OFFERED OR SOLD WITHIN THE UNITED STATES OR
TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S.
PERSONS UNLESS REGISTERED UNDER THE
SECURITIES ACT OR AN EXEMPTION FROM THE
REGISTRATION REQUIREMENTS OF THE SECURITIES
ACT IS AVAILABLE.]

         (c)  [Insert any legend required by the Internal
Revenue Code of 1986, as amended, and the regulations thereunder.]

         (d)               (Face of Senior Note)

                       IBP FINANCE COMPANY OF CANADA


                       7.45% Senior Note due 2007

                               guaranteed by

                                 IBP, inc.

       Number         U.S.$                     CUSIP NO.:

         IBP Finance Company of Canada (herein called the "Issuer," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________ or registered assigns, [INCLUDE IF NOT A GLOBAL NOTE] the
principal sum of            UNITED STATES DOLLARS
[INCLUDE IF A GLOBAL NOTE -- the initial principal amount specified in Schedule A hereto] on June 1, 2007, and to pay interest thereon from the date hereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 1 and December
1 of each year (commencing December 1, 1997), at the rate of 7.45% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Senior Note (or one or more Predecessor Senior
Notes) is registered at the close of business on the Record Date for such interest, which shall be the May 15 or November 15 (whether or not a Business Day), as the case may be, preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record
Date and may either be paid to the Person in whose name this Senior Note (or one or more Predecessor Senior Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Senior Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Senior Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         Payment of the principal of (and premium, if any) and interest on this Senior Note will be made at the office or agency of the Issuer maintained for that purpose in the Borough of Manhattan, The City of New York in dollars; provided, however, that at the option of the Issuer, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Register.

         Payment of the principal of (and premium, if any), interest, Additional Amounts on, and other amounts payable in respect of, this Senior Note is guaranteed by the Company as provided in such Indenture.

         Reference is hereby made to the further provisions of this Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Senior Note, including the Guaranty by the Company, shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, each of the Issuer and the Company has caused this instrument to be duly executed.


                             IBP FINANCE COMPANY OF
                             CANADA, as Issuer


                             By


                             IBP, inc., as Guarantor

                             By


         SECTION 203.  Form of Reverse of Senior Note.

                         (Reverse of Senior Note)

         1. This Senior Note is one of a duly authorized issue of securities of the Issuer designated as its "7.45% Senior Notes due 2007" (herein called the "Senior Notes") limited in aggregate principal amount to One Hundred Twenty
Five Million United States dollars (U.S.$125,000,000), issued and to be issued in a single series under an indenture, dated as of June 1, 1997 (as amended or supplemented from time to time, the "Indenture"), among the Issuer, IBP, inc. (the "Company"), as guarantor, and First Trust National
Association, as trustee (the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Company, the Trustee and each of the Holders and of the terms upon which the Senior Notes are, and are to be, authenticated and delivered. All terms used in this Senior Note which are not defined herein shall have the meanings assigned to them in the Indenture.

         2. Interest on this Senior Note will be computed on the basis of a 360-day year of twelve, 30-day months.
Each payment of interest in respect of an Interest Payment
Date will include interest accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment. If any payment of principal of (and premium, if any) or installment of interest on this Senior Note is not paid when due then, to the extent that payment of such interest shall be legally enforceable, interest upon such overdue principal (and premium, if any) and installment of interest, shall be paid at the rate set forth on the face of this Senior Note. The Issuer shall pay the Holders such Additional Amounts as may be payable under Section 1007 of the Indenture.

         3.   The Indenture contains provisions for
(i) defeasance of certain of the obligations of the Issuer and the Company (including covenants) under the Indenture and
(ii) satisfaction and discharge of the Indenture upon compliance by the Issuer and the Company with certain conditions set forth therein, which provisions apply to this Senior Note.

         4. Except as provided in the next paragraph, the Notes will not be redeemable at the option of the Issuer.

         If at any time the Issuer becomes or (if it were then to make a payment in respect of any Note) would become obligated to pay Additional Amounts under Section 1007 of the Indenture, the Issuer may, at its option, redeem such Senior Note at 100% of its principal amount, together with accrued interest and any Additional Amounts thereon to the date of redemption, at any time after the Issue Date and in any case not earlier than the date immediately preceding the first date on which the Issuer becomes or (if it were then to make a payment in respect of any Senior Note) would become obligated to pay such Additional Amounts. If the Issuer elects so to redeem any Senior Note, the Issuer must certify to the Trustee that it has made or will be required to make such a payment of Additional Amounts.

         5. The Indenture imposes certain limitations on the ability of the Company and its Significant Subsidiaries to, among other things, create or suffer to exist certain Liens.
The Indenture imposes limitations on the ability of the Issuer and the Company to merge or consolidate with any other
Person or sell, assign, transfer or lease all or substantially all of its properties or assets. All such covenants and limitations are subject to a number of important qualifications and exceptions. The Issuer and the Company must report periodically to the Trustee on compliance with the covenants in the Indenture.

         6. The payment of principal, interest, Additional Amounts and other amounts payable in respect of the Senior Notes is unconditionally guaranteed by the Company in accordance with Article Eleven of the Indenture. The Indenture permits the Company, at its option at any time, to assume all of the Issuer's rights and obligations under the Indenture, the Senior Notes and related documents in accordance with the terms of a supplemental Indenture, in which event the Issuer will be released from such rights and obligations.

         7. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Company and the rights of the Holders to be affected under the Indenture at any time by the Issuer and the Company and the Trustee with the consent of the Holders representing at least a majority in principal amount of the Senior Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of at least a majority in principal amount of the Senior Notes at the time Outstanding, on behalf of the Holders of all Senior Notes, to waive compliance by the Issuer and the Company with certain provisions of the Indenture and certain defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Senior Note shall bind such Holder and all future Holders of this Senior Note and of any Senior Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.

         8. No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligations of the Issuer or the Company, which are absolute and unconditional, to pay (in the case of the Company as provided in the Guaranty) the principal of (and premium, if any), interest and Additional Amounts on this Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

         9. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Senior
Note is registrable in the Register, upon surrender of this Senior Note for registration of transfer at the office or agency of the Issuer in any place where the principal of (and premium, if any) and interest on this Senior Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new
Senior Notes, of authorized denominations and for the same
Stated Maturity and aggregate principal amount, will be issued to the designated transferee or transferees.

         10. The Senior Notes are issuable only in registered form without coupons in denominations of five hundred thousand dollars ($500,000) or, if this Senior Note is a Global Note, one thousand ($1,000), and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Senior Notes are exchangeable for a like aggregate principal amount of Senior Notes of a different authorized denomination, as requested by the Holder surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         11. Prior to due presentment of this Senior Note for registration of transfer, the Issuer, the Company, the Trustee and any agent of the Issuer, the Company or the Trustee may treat the Person in whose name this Senior Note is registered as the owner hereof for all purposes, whether or not this Senior Note be overdue, and neither the Issuer, the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         12. All payments on the Senior Notes will be made in United States Dollars.

         13. A director, officer, employee or stockholder, as such, of the Issuer or the Company shall not have any liability for any obligations of the Issuer or the Company under this Senior Note, the Guaranty or the Indenture, or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder, by accepting a Senior Note, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Senior Note and the Guaranty.

         14. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures ("CUSIP"), the Issuer or the Company has caused CUSIP numbers to be printed on the Senior Notes as a convenience to the Holders of the Senior Notes. No representation is made as to the correctness or accuracy of such numbers as printed on the Senior Notes and reliance may be placed only on the other identification numbers printed hereon.

         15. At any time when the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, upon request of a Holder of a Senior Note [FOR GLOBAL NOTE -- or of a beneficial owner of an interest in a Global Note], the Issuer and the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder [FOR GLOBAL NOTE -- or beneficial owner], or to a prospective purchaser of a Senior Note [FOR GLOBAL NOTE -- or a beneficial interest in a Global Note] designated by such holder [or beneficial owner of such interest], in order to permit compliance by such Holder [FOR GLOBAL NOTE or beneficial owner] with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

                              ASSIGNMENT FORM

         To assign this Senior Note, fill in the form below:
(I) or (we) assign and transfer this Senior Note to



         (Insert assignee's social security or tax I.D. number)








         (Print or type assignee's name, address and zip code)

and irrevocably appoint                                      agent to
transfer this Senior Note on the books of the Company. The agent may substitute another to act for him or her.

         Dated:             Your Signature:

         (Sign exactly as your name appears on the other side of this Senior Note)

         Signature Guaranty:


Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange
Act of 1934, as amended.


         Social Security Number or Taxpayer Identification
Number:

Manner of Transfer (You must Check a Box)

         To IBP Finance Company of Canada

         To IBP, inc.

         Inside the United States to a qualified institutional buyer in compliance with Rule 144A under the Securities Act

         Inside the United States in the form of certificated notes only to an "Institutional Accredited Investor" (contact
         Trustee for form of letter which must be delivered)

         Outside the United States in compliance with Rule 904 of Regulation S under the Securities Act

         Pursuant to Rule 144 under the Securities Act

         Other transaction (contact Trustee for form of opinion which must be delivered)

              [IF NOTE IS A GLOBAL NOTE, INSERT AS A SEPARATE PAGE]

                                                                 Schedule A

                          SCHEDULE OF ADJUSTMENTS


                                       Principal
Date        Principal   Principal      amount         Notation made on
adjustment  amount      amount         following      behalf of the
made        increase    decrease       adjustment     Security Registrar


--------    ---------   -----------    -----------    -------------


--------    ---------   -----------    -----------    -------------


--------    ---------   -----------    -----------    -------------













         SECTION 204.  Form of Trustee's Certificate of
Authentication.

         The Trustee's certificate of authentication on each Senior Note shall be in substantially the following form:

         Dated:

                   TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the 7.45% Senior Notes due 2007 issued under the Indenture referred to in this Senior Note.

         First Trust National Association,
         as Trustee

         By
           Authorized Signatory

         SECTION 205.  CUSIP Number.

         The Issuer in issuing Senior Notes may use a "CUSIP" number, and if so, the Trustee may use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed on the notice or on the Senior Notes, and that reliance may be placed only on the other identification numbers printed on the Senior Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee of any change in the CUSIP number of the Senior Notes.

                                ARTICLE THREE

                              The Senior Notes

         SECTION 301.  Title and Terms.

         The aggregate principal amount of Senior Notes
Outstanding at any time may not exceed the amount of One
Hundred Twenty Five Million dollars (U.S.$125,000,000).

         The Senior Notes shall be issued in a single series, known and designated as the "7.45% Senior Notes due 2007" of the Issuer. The Stated Maturity for the payment of principal of the Senior Notes shall be June 1, 2007, and the Senior Notes shall bear interest at 7.45% per annum from the Issue Date, or from the most recent Interest Payment Date to which interest has been paid thereon or duly provided for, payable semi-annually on June 1 and December 1 of each year (commencing December 1, 1997) until the principal thereof is paid or duly provided for.

         The principal of (and premium, if any), interest and Additional Amounts on the Senior Notes shall be payable at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, maintained for such purpose and at any other office or agency maintained by the Issuer for such purpose; provided, however, that interest may be payable at the option of the Issuer by check mailed to the address of the Person entitled thereto as such address shall appear on the Register except in the case of any Global Notes, as otherwise provided under the rules of the Depository or in any Letter of Representations provided by the Issuer or the Company to the Depository.

         SECTION 302.  Denominations.

         The Senior Notes shall be issuable only in fully registered form without coupons in denominations of one thousand dollars ($1,000) in the case of beneficial interests in Global Notes and five hundred thousand ($500,000) in the case of Certificated Notes.

         SECTION 303.  Execution, Authentication, Delivery
and Dating.

         The Senior Notes shall be executed on behalf of each of the Issuer and the Company, as guarantor, by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents. The signature of any of these officers on the Senior Notes may be manual or facsimile. The seal of the Issuer may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Senior Notes. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Senior Note that has been duly authenticated and delivered by the Trustee.

         Senior Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Senior Notes or did not hold such offices at the date of such Senior Notes. At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Senior Notes executed by the Issuer and the Company as guarantor to the Trustee for authentication, together with a Company Order of the Issuer for the authentication and delivery of such Senior Notes, and the Trustee in accordance with such Company Order shall authenticate and make such Senior Notes available for delivery. Each Senior Note shall be dated the date of its authentication. The Senior Notes may contain such notations, legends or endorsements required by this Indenture, law, stock exchange rule or usage.

         No Senior Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Senior Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Senior Note shall be conclusive evidence, and the only evidence, that such Senior Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

         SECTION 304.  Temporary Senior Notes.

         Pending the preparation of definitive Senior Notes, the Issuer and the Company may execute, and upon a Company
Order of the Issuer, the Trustee shall authenticate and make available for delivery, temporary Senior Notes which are printed, lithographed, typewritten, mimeographed, or otherwise produced, in any authorized denomination, substantially in the tenor of the definitive Senior Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Senior Notes may determine, as conclusively evidenced by their execution of such Senior Notes.

         If temporary Senior Notes are issued, the Issuer will cause definitive Senior Notes to be prepared without unreasonable delay. After the preparation of definitive Senior Notes, the temporary Senior Notes shall be exchangeable for definitive Senior Notes upon surrender of the temporary Senior Notes at the office or agency of the Issuer in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Senior Notes, the Issuer and the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a like principal amount of definitive Senior Notes of authorized denominations and of like tenor. Until so exchanged, the temporary Senior Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Senior Notes.

         SECTION 305.  Registration, Registration of Transfer
and Exchange.

         (a) The Issuer shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Issuer in a Place of Payment being herein sometimes collectively referred to as the "Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Senior Notes and for registration of transfers of Senior Notes. The Trustee is hereby appointed "Registrar" for the purpose of registering Senior Notes and transfers of Senior Notes as herein provided.

         Upon surrender for registration of transfer of any Senior Note at the office or agency of the Issuer in a Place of Payment, the Issuer shall execute, and the Trustee shall authenticate and make available for delivery by first class mail at the risk and expense and in the name of the designated transferee or transferees, one or more new Senior Notes, of any authorized denomination or denominations and of a like aggregate principal amount, all as requested by the transferor.

         At the option of the Holder, Senior Notes may be exchanged for other Senior Notes, of any authorized denomination or denominations and of a like aggregate principal amount, upon surrender of the Senior Notes to be exchanged at such office or agency upon the payment of the charges, if any, hereinafter provided. Whenever any of the Senior Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and make available for delivery by first class mail at the risk and expense of the Holder, the Senior Notes which the Holder making the exchange is entitled to receive.

         All Senior Notes issued upon any registration of transfer or exchange of Senior Notes shall be the valid obligations of the Issuer and the Company (as provided in the Guaranty), evidencing the same debt, and entitled to the same benefits under this Indenture, as the Senior Notes surrendered upon such registration of transfer or exchange. Every Senior
Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar duly executed, by the Holder thereof or such Holder's attorney duly authorized in writing.

         No service charge shall be made for any registration of transfer or exchange of Senior Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Senior Notes, other than exchanges pursuant to Section 304 or 906 not involving any transfer.

         The Company shall not be required (i) to register the transfer of or exchange the Senior Notes during a period beginning at the opening of business 15 days before the date of the mailing of a notice of redemption of the Senior Notes selected for redemption under Section 1303 and ending at the close of business on the day of such mailing, (ii) to register the transfer of or exchange any Senior Notes so selected for redemption in whole or in part, except the unredeemed portion of any Senior Notes being redeemed in part or (iii) to register the transfer of or exchange any Senior Notes for a period from the Record Date to the Interest Payment Date.

         As used in this Section 305, the term "transfer" encompasses any sale, pledge or other transfer of any Senior
Notes referred to herein.

         (b) A Global Note may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee thereof, and no such transfer to any such other Person may be registered; provided that this shall not prohibit any transfer of a Senior Note that is issued in exchange for a Global Note but is not itself a Global Note. Beneficial interests in a Global Note may be transferred to persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth thereon and in accordance with the Depositary's applicable procedures.
Nothing in this Section shall prohibit or render ineffective any transfer of a beneficial interest in a Global Note effected in accordance with the other provisions of this Indenture.

         (c) Notwithstanding any other provision in this Indenture, any person having a beneficial interest in a Global Note may, upon written request to the Trustee, exchange such beneficial interest for Senior Notes in the form of Certificated Notes, subject to Section 306. In addition, if (i) the Depository notifies the Issuer (a copy of which the Issuer shall promptly furnish to the Trustee) that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as such as required in this Indenture and a successor depository is not appointed by the Issuer within 90 days of such notice from the Depository, (ii) there shall have occurred and be continuing an Event of Default with respect to the Notes or (iii) the Issuer, at it option, notifies the Trustee in writing that it elects to cause the issuance of Notes in the form of Certificated Notes under the Indenture, then, upon surrender by the Global Note Holder of its Global Note, Senior Notes in Certificated form will be issued to each Person that the Global Note Holder and the Depository identify as being the beneficial owners of the related Notes. Subject to the foregoing, any exchange of a Global Note for other Certificated Notes may be made in whole or in part, and all Certificated Notes issued in exchange for a Global Note or any portion thereof shall be registered in such name or names as the Depository shall direct.

         SECTION 306.  Transfer and Exchange of Restricted
Senior Notes.

         (a) By its acceptance of any Restricted Senior Note, each Holder of, and beneficial owner of an interest in, such Restricted Senior Note acknowledges the restrictions on transfer of such Restricted Senior Note set forth in the Private Placement Legend thereon and agrees that it will transfer such Restricted Senior Note only in accordance with the Private Placement
Legend. Upon the registration of transfer, exchange or replacement of a Senior Note not bearing the Private Placement Legend, the Trustee shall deliver a Senior Note or Senior Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of a Senior Note bearing the Private Placement Legend, the Trustee shall deliver a Senior
Note or Senior Notes bearing the Private Placement Legend, unless such legend may be removed from such Senior Note as provided in this Section 306(a). Each Senior Note shall bear the Private Placement Legend unless and until:

          (i) a transfer of such Senior Note is made pursuant to an effective registration statement under the Securities Act; or

         (ii) such Senior Note is transferred or exchanged for the account of a Person who is not an Affiliate of the Company at the time of the transfer or exchange and has not been an Affiliate during the preceding three months, provided a period of at least two years (or such shorter period specified in any modification occurring after the Issue Date to Rule 144(k) under the Securities Act or any successor provision thereto) has elapsed since the later of the date the Senior Notes were acquired from the Company or from an Affiliate of the Company, and there is delivered to the Issuer such satisfactory evidence, which may include an opinion of independent counsel licensed to practice law in the State of New York or one or more certificates from the transferor, transferee and/or exchanging parties, as may reasonably be requested by the Issuer confirming that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Senior Note will not violate the registration and prospectus delivery requirements of the Securities Act and the applicable securities laws of any other jurisdiction; provided, that the Trustee shall not be required to determine (but may rely on a determination made by the Issuer with respect to) the sufficiency of any such evidence; and upon provision of such evidence, the Trustee shall authenticate and deliver in exchange for such Senior Note, a Senior Note or Senior Notes (representing the same aggregate principal amount of the Senior Note being exchanged) without such Private Placement Legend.

         (b) Special Transfer Provisions. The following provisions of this paragraph (b) are applicable only to Restricted Senior Notes:

          (i) Transfers of Certificated Notes to QIBs or Non-
         U.S. Persons in Global Note Form. If the Holder of a Certificated Note wishes to transfer such Certificated Note to a QIB pursuant to Rule 144A or a Non-U.S. Person pursuant to Regulation S, who wishes to take delivery in the form of a beneficial interest in a Global Note, such Holder may, subject to the rules and procedures of the Depository, cause the exchange of such Certificated Note for an equivalent beneficial interest in a Global Note. Upon receipt by the Trustee, as Registrar, at its office or agency in The City of New York of (A) such Certificated Note, duly endorsed as provided herein, (B) instructions from such Holder directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the Global Note equal to the principal amount of the Certificated Note to be exchanged, such instructions to contain information regarding the participant account with the Depositary to be credited with such increase, (C) a certificate in the form of Exhibit A attached hereto from the transferor (if such transfer is to a QIB) or Exhibit D attached hereto (if such transfer is to a Non-U.S. Person) and (D) if the transfer is being made to a Non-U.S. Person pursuant to Regulation S, a Certificate in the form of Exhibit E attached hereto from the transferee, then the Trustee, as Registrar, shall cancel or cause to be cancelled such Certificated Note and shall instruct the Depositary to increase or cause to be increased such Global Note by the aggregate principal amount of the beneficial interest in the Certificated Note to be exchanged and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Certificated Note so cancelled; notwithstanding the foregoing, through and including the 40th day after the later of the commencement of the offering of the Senior Notes and the Issue Date, Senior Notes sold in reliance upon Regulation S may be transferred to a person that takes delivery through the Global Notes only if such transfer is to a QIB who delivers the certificate referred to in clause (C) above;

         (ii) Transfers of Certificated Notes to QIBs or Non-
         U.S. Persons in Certificated Form. If the Holder of a Certificated Note wishes to transfer such Certificated Note to a QIB pursuant to Rule 144A or a Non-U.S. Person pursuant to Regulation S, who wishes to take delivery in the form of a Certificated Note, such Holder may, subject to the restrictions on transfer set forth herein and in such Certificated Note, cause the exchange of such Certificated
         Note for one or more Certificated Notes of any authorized denomination or denominations and of the same aggregate principal amount. Upon receipt by the Trustee, as Registrar, at its office or agency in The City of New York of (A) such Certificated Note, duly endorsed as provided herein, (B) instructions from such Holder directing the Trustee, as Registrar, to authenticate and deliver one or more Certificated Notes to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Certificated Notes to be so issued and appropriate delivery instructions, (C) a certificate in the form of Exhibit A attached hereto from the transferor (if such transfer is to a QIB) or Exhibit D hereto (if such transfer is to a Non-U.S. Person) and (4) if the transfer is being made pursuant to Regulation S to a Non-U.S. Person, a certificate in the form of Exhibit E attached hereto from the transferee, then the Trustee, as Registrar, shall cancel or cause to be cancelled such Certificated Note and concurrently therewith, the Issuer shall execute, and the Trustee shall authenticate and deliver by first class mail at the risk and expense of the transferee, one or more Certificated Notes of the same aggregate principal amount, in accordance with the instructions referred to above;

         (iii)     Transfers to Institutional Accredited Investors.
         (1) If a holder of a beneficial interest in a Global Note deposited with the Depository or the Trustee as custodian for the Depositary wishes at any time to transfer its interest in such Global Note to an Institutional Accredited Investor, such holder may, subject to the rules and procedures of the Depository, cause the exchange of such interest for one or more Certificated Notes of any authorized denomination or denominations and of the same aggregate principal amount.
         Upon receipt by the Trustee, as Registrar, at its office or agency in The City of New York of (A) instructions from the Depositary directing the Trustee, as Registrar, to authenticate and deliver one or more Certificated Notes of the same aggregate principal amount as the beneficial interest in the Global Note to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Certificated Notes to be so issued and appropriate delivery instructions, (B) a certificate in the form of Exhibit B attached hereto from the transferor, (C) a certificate in the form of Exhibit C attached hereto from the transferee and (D) such other certifications, legal opinions or other information as the Issuer or the Trustee may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and the applicable securities laws of any other applicable jurisdiction, then the Trustee, as Registrar, will instruct the Depository to reduce or cause to be reduced such Global Note by the aggregate principal amount of the beneficial interest therein to be exchanged and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Global Note that is being transferred, and concurrently with such reduction and debit the Issuer shall execute, and the Trustee shall authenticate and deliver by first class mail at the risk and expense of the transferee, one or more Certificated Notes of the same aggregate principal amount in accordance with the instructions referred to above;

          (2) If a Holder of a Certificated Note wishes to transfer such Note to an Institutional Accredited Investor, such Holder may, subject to the restrictions on transfer set forth herein and in such Certificated Note, cause the exchange of such Certificated Note for one or more Certificated Notes of any authorized denomination or denominations and of the same aggregate principal amount. Upon receipt by the Trustee, as Registrar, at its office or agency in The City of New York of (A) such Certificated
         Note, duly endorsed as provided herein, (B) instructions from such Holder directing the Trustee, as Registrar, to authenticate and deliver one or more Certificated Notes of the same aggregate principal amount as the Certificated
         Notes to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Certificated Notes to be so issued and appropriate delivery instructions, (C) a certificate in the form of Exhibit B attached hereto from the transferor, (D) a certificate in the form of Exhibit C attached hereto from the transferee and
         (E) such other certifications, legal opinions or other information as the Issuer or the Trustee may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and the applicable securities laws of any other applicable jurisdiction, then the Trustee, as Registrar, shall cancel or cause to be cancelled such Certificated Note and concurrently therewith, the Issuer shall execute, and the Trustee shall authenticate and deliver by first class mail at the risk and expense of the transferee, one or more Certificated Notes of the same aggregate principal amount, in accordance with the instructions referred to above;

         (iv) Transfers of Beneficial Interests in a Global
         Note. Interests of beneficial owners in a Global Note shall be transferred in accordance with the rules and procedures of the Depository (or its successors), which shall, in the case of an initial Global Note, include restrictions designed to ensure that the beneficial owners of such initial Global Note are QIBs or Non-U.S. Persons acquiring their beneficial interests pursuant to Regulation S.

          (v) Transfers Pursuant to Other Exemptions. (1) If a holder of a beneficial interest in a Global Note deposited with the Depository or the Trustee as custodian for the Depository wishes at any time to transfer its interest in such Global Note pursuant to another applicable exemption from the registration requirements of the Securities Act, such Holder may, subject to the rules and procedures of the Depository, cause the exchange of such interest for one or more Certificated Notes of any authorized denomination or denominations and of the same aggregate principal amount.
         Upon receipt by the Trustee, as Registrar, at its office or agency in The City of New York of (A) instructions from the Depository directing the Trustee, as Registrar, to authenticate and deliver one or more Certificated Notes of the same aggregate principal amount as the beneficial interest in the Global Note to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or dominations of the Certificated Notes to be so issued and appropriate delivery instructions and (B) such certifications, legal opinions or other information as the Issuer or the Trustee may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and the applicable securities laws of any other applicable jurisdiction, then the Trustee, as Registrar, will instruct the Depository to reduce or cause to be reduced such Global Note by the aggregate principal amount of the beneficial interest therein to be exchanged and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Global Note that is being transferred, and concurrently with such reduction and debit the Issuer shall execute, and the Trustee shall authenticate and deliver by first class mail at the risk and expense of the transferee, one or more Certificated Notes of the same aggregate principal amount in accordance with the instructions referred to above; and

          (2) if a Holder of a Certificated Note wishes to transfer such Certificated Note pursuant to another applicable exemption from the registration requirements of the Securities Act, such Holder may, subject to the restrictions on transfer set forth herein and in such Certificated Note, cause the exchange of such Certificated Note for one or more Certificated Notes of any authorized denomination or denominations and of the same aggregate principal amount. Upon receipt by the Trustee, as Registrar, at its office or agency in The City of New York of (A) such Certificated Note, duly endorsed as provided herein, (B) instructions from such Holder directing the Trustee, as Registrar, to authenticate and deliver one or more Certificated Notes of the same aggregate principal amount as the Certificated Notes to be exchanged, such instructions to contain the name or authorized denomination or denominations of the Certificated Notes to be so issued and appropriate delivery instructions and (C) such certifications, legal opinions or other information as the Issuer or the Trustee may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and the applicable securities laws of any other applicable jurisdiction, then the Trustee, as Registrar, shall cancel or cause to be cancelled such Certificated Note and concurrently therewith, the Issuer shall execute, and the Trustee shall authenticate and deliver by first class mail at the risk and expense of the transferee, one or more Certificated Notes of the same aggregate principal amount, in accordance with the instructions referred to above;

         (vi) In the event that a Global Note is exchanged for Certificated Notes pursuant to Section 3.05(c), such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of clauses (i) through (v) above (including the certification requirements intended to ensure that such transfers comply with the Private Placement Legend) and such other procedures as may from time to time be adopted by the Issuer; and

         (vii) The Trustee shall retain for two years, copies of all documents received pursuant to this Section 3.06. The Issuer shall have the right to inspect and make copies of all such documents at any reasonable time upon the giving of reasonable written notice to the Trustee.

         SECTION 307. Mutilated, Destroyed, Lost and
                      Stolen
                      Senior Notes.

         If any mutilated Senior Note is surrendered to the Trustee, the Issuer shall execute and upon the Issuer's request the Trustee shall authenticate and deliver by first class mail at the risk and expense of the transferee in exchange therefor a new Senior Note of like tenor and equal principal amount registered in the same manner, dated the date of its authentication, and bearing interest from the date to which interest has been paid on such Senior Note.

         If there shall be delivered to the Issuer or the Trustee
(i) evidence to their satisfaction of the destruction, loss or theft of any Senior Note and (ii) such security or indemnity as may be required by them to save each of them and the Company and any agent of any of them harmless, then, in the absence of notice to the Issuer or the Trustee that such Senior Note has been acquired by a bona fide purchaser, the Issuer shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Senior Note, a new Senior Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen
Senior Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Senior
Note, pay such Senior Note.

         No service charge shall be made for the issuance of any new Senior Note under this Section, but the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Senior Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Senior Note shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Senior Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Senior Notes duly issued hereunder.

         All expenses and reasonable charges associated with procuring any such security or indemnity and with the preparation, execution, authentication, and delivery of any such replacement Senior Note shall be borne by the person requesting the delivery of such replacement Senior Note.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Senior Notes.

         SECTION 308.  Payment of Interest; Interest Rights
Preserved.

         Interest on any Senior Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Senior
Note (or one or more Predecessor Senior Notes) is registered at the close of business on the Record Date for such interest.

         Any interest on any Senior Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of having been such Holder, and such Defaulted
Interest may be paid by the Issuer, at its election in each case, as provided in clause (1) or (2) below:

         (1) The Issuer may elect to make payment of any Defaulted Interest, and any interest payable on Defaulted Interest, to the Persons in whose names the Senior Notes (or their respective Predecessor Senior Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Senior Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at such Holder's address as it appears in the Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special
Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Senior Notes (or their respective Predecessor Senior Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

         (2) The Issuer may make payment of any Defaulted Interest, and any interest payable on Defaulted Interest, on the Senior Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Senior Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section, each Senior Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Senior Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such Predecessor Senior Note.

         SECTION 309.  Persons Deemed Owners.

         Prior to due presentment of a Senior Note for registration of transfer, the Issuer, the Company, the Trustee and any agent of the Issuer, the Company or the Trustee may treat the Person in whose name such Senior Note is registered as the owner of such Senior Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 308) interest on such Senior Note and for all other purposes whatsoever, whether or not such Senior Note be overdue, and neither the Issuer, the Company, the Trustee nor any agent of the Issuer, the Company or the Trustee shall be affected by notice to the contrary.

         SECTION 310.  Cancellation.

         All Senior Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Issuer may at any time deliver to the Trustee for cancellation any Senior Note previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Senior Notes so delivered shall be promptly cancelled by the Trustee. No Senior Notes shall be authenticated in lieu of or in exchange for any of the Senior Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Senior Notes shall be held by the Trustee and may be destroyed (and, if so destroyed, certification of their destruction shall be delivered to the Issuer, unless, by a Company Order, the Issuer shall direct that cancelled Senior Notes be returned to it).

         SECTION 311.  Computation of Interest.

         Interest on the Senior Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

                                ARTICLE FOUR

                         Satisfaction and Discharge

         SECTION 401.  Satisfaction and Discharge of
Indenture.

         This Indenture shall cease to be of further effect
(except as to any surviving rights of registration of transfer or exchange of Senior Notes herein expressly provided for), when the Trustee, upon Company Request by and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

         (1)  either:

              (A) all Outstanding Senior Notes theretofore authenticated and issued hereunder (other than (i) Senior Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Senior
Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

              (B)  all such Senior Notes not theretofore
delivered to the Trustee for cancellation

      (i)    have become due and payable,

     (ii)    will become due and payable at their Stated
Maturity within one year, or

    (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of (B)(i), (ii) or (iii) above, has deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Senior Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Senior Notes which have become due and payable) or the Stated
Maturity or Redemption Date, as the case may be;

         (2) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

         (3) the Issuer has delivered to the Trustee an Officer's Certificate of the Issuer and the Company and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of (a) the Issuer to the Trustee under
Section 607, the obligations of the Issuer to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to clause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 (b) the obligations of the Issuer under Section 1007 and (c) the Company's obligations pursuant to the Guaranty in respect of the matters specified in
(a) and (b) shall survive.

         SECTION 402.  Application of Trust Money.

         Subject to the provisions of the last paragraph of
Section 1003, all money deposited with the Trustee pursuant to
Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Senior Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with or received by the Trustee.

                                ARTICLE FIVE

                                  Remedies


         SECTION 501.  Events of Default.

         "Event of Default", wherever used herein with respect to Senior Notes, means any one of the following events
(whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or to be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (1) default by the Issuer in the payment of any interest upon or any Additional Amounts payable in respect of any Senior Note when due and payable, and continuance of such default for a period of 30 days; or

         (2) default by the Issuer in any payment of the principal of (or premium, if any, upon) any Senior Note at its Maturity; or

         (3) default by the Issuer or the Company, as the case may be, in the performance, or breach, of any covenant or warranty of the Issuer or the Company in this Indenture (other than a default in the performance, or breach of a covenant or warranty which is specifically dealt with elsewhere in this
Section 501), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer and the Company by the Trustee or to the Issuer, the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Senior Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

         (4) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Issuer or the Company in an involuntary case or proceeding under any applicable Bankruptcy Law or (B) a decree or order adjudging the Issuer or the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

         (5) the commencement by the Issuer or the Company of a voluntary case or proceeding under any Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Issuer or the Company in an involuntary case or proceeding under any applicable Bankruptcy
Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Issuer or the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Issuer or the Company in furtherance of any such action; or

         (6) the dissolution or termination of the existence of the Issuer (prior to the Assumption) or the Company or the liquidation or winding up of the affairs (in each case whether voluntarily or by operation of law) of the Issuer (prior to the Assumption) or the Company.


         SECTION 502.   Acceleration of Maturity;
                        Rescission and Annulment.

         If an Event of Default with respect to Senior Notes
(other than an Event of Default specified in clause (4), (5) or (6) of Section 501) occurs and is continuing, the Trustee by notice in writing to the Issuer and the Company, or the Holders of at least 25% in aggregate principal amount of the Outstanding
Senior Notes by notice in writing to the Issuer, the Company and the Trustee, may declare the unpaid principal of and accrued interest to the date of acceleration on all the Outstanding Senior Notes to be due and payable immediately and, upon any such declaration, such unpaid principal of and accrued interest to the date of acceleration and any Additional Amounts therein shall become and be immediately due and payable.

         If an Event of Default specified in clause (4), (5) or
(6) of Section 501 occurs, all unpaid principal (without premium) of and accrued interest on the Outstanding Senior
Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of any Senior Note.

         Upon payment of all such principal and interest, all of the obligations of the Issuer under the Senior Notes and the Company under the Guaranty and (upon payment of the Senior Notes) this Indenture shall terminate, except obligations under
Section 607, 1008, 1101 (in respect of the Issuer's surviving obligations) and 1103.

         The Holders representing at least a majority in principal amount of the Outstanding Senior Notes by notice to the Issuer, the Company and the Trustee may rescind an acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal and interest on the Senior Notes that has become due solely by such declaration of acceleration, have been cured or waived, (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal that has become due otherwise than by such declaration of acceleration have been paid, (iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and
(iv) all payments due to the Trustee and any predecessor Trustee under Section 607 have been made.


         SECTION 503.   Collection of Indebtedness and
                        Suits for Enforcement by Trustee.

         The Issuer covenants that if:

         (a) default is made in the payment of any interest on any Senior Note when such interest becomes due and payable and such default continues for a period of 30 days, or

         (b) default is made in the payment of the principal of (or premium, if any, on) any Senior Note at the Maturity thereof,

the Issuer will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Senior Notes, the whole amount then due and payable on such Senior Notes for principal (and premium, if any) and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium if any) and on any overdue interest, at the rate or rates prescribed therefor in such Senior Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer and the Company or any other obligor upon such Senior Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer and the Company or any other obligor upon such Senior Notes, wherever situated.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, either for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted therein, or to secure any other proper remedy.

         SECTION 504.   Trustee May File Proofs of Claim.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or the Company or any other obligor upon the Senior Notes or the property of the Issuer or the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Senior Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer or the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

         (a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Senior Notes or under the Indenture and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel) and of the Holders allowed in such judicial proceedings, and

         (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 505.   Trustee May Enforce Claims
                        Without Possession of Senior
                        Notes.

         All rights of action and claims under this Indenture or the Senior Notes may be prosecuted and enforced by the Trustee without the possession of any of the Senior Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

         SECTION 506.   Application of Money Collected.

         Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Senior Notes in respect of which moneys have been collected and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

         First: To the payment of all amounts due the Trustee under Section 607;

         Second: To the payment of the amounts then due and unpaid for principal of (and premium, if any), interest and Additional Amounts on the Senior Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Senior Notes for principal
(and premium, if any), interest and Additional Amounts, respectively; and

         Third: To the Issuer.

         The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 506. At least fifteen (15) days before such record date, the Trustee shall mail to each Holder and the Issuer a notice that states the record date, the payment date and the amount to be paid.

         SECTION 507.   Limitation on Suits.

         No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

         (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

         (b) the Holders of not less than 25% in principal amount of the Outstanding Senior Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

         (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

         (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

         (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding
Senior Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

         SECTION 508.   Unconditional Right of Holders to
                        Receive Principal, Premium and
                        Interest.

         Notwithstanding any other provision of this Indenture, the Holder of any Senior Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 308) interest on such Senior Note on the Stated Maturity or Maturities expressed in such Senior Note and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

         SECTION 509.   Restoration of Rights and
                        Remedies.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer and the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

         SECTION 510.   Rights and Remedies Cumulative.

         Except as otherwise provided with respect to the replacement of mutilated, destroyed, lost or stolen Senior Notes in the last paragraph of Section 307, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion of employment of any other appropriate right or remedy.

         SECTION 511.   Delay or Omission Not Waiver.

         No delay or omission of the Trustee or of any Holder of any of the Senior Notes to exercise any right or remedy accruing upon an Event of Default shall impair any such right or remedy or constitute a waiver of any Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

         SECTION 512.   Control by Holders.

         The Holders of a majority in principal amount of the Outstanding Senior Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Senior Notes, provided that:

             such direction shall not be in conflict with any rule of law or with this Indenture;

            the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

            subject to Section 601, the Trustee need not take any action which might involve the Trustee in personal liability or be unduly prejudicial to the Holders not joining therein.

         SECTION 513.   Waiver of Past Defaults.

         Holders representing not less than a majority in principal amount of the Outstanding Senior Notes may by written notice to the Trustee on behalf of the Holders of all Senior Notes waive any Default, Event of Default and its consequences, except a Default or Event of Default:

            in respect of the payment of the principal of (or premium, if any) or interest on any Senior Note, or in respect of a covenant or other provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Senior
Note affected.

         Upon any such waiver, such Default or Event of Default shall cease to exist and shall be deemed to have been cured, for every purpose of this Indenture and the Senior Notes;
but no such waiver shall extend to any subsequent or other
Default or Event of Default or impair any right consequent thereon.

         SECTION 514.   Undertaking for Costs.

         All parties to this Indenture agree, and each Holder of any Senior Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant, in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Issuer or the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Senior Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Senior Note on or after the Stated Maturity or Maturities expressed in such Senior Note.

         SECTION 515.   Waiver of Stay or Extension Laws.

         The Issuer and the Company each covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and the Company (to the extent that it may lawfully do so) each hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                 ARTICLE SIX

                                 The Trustee

         SECTION 601.   Certain Duties and Responsibilities
                        of the Trustee.

         (1) Except during the continuance of an Event of Default, the Trustee's duties and responsibilities under this Indenture shall be governed by Section 315(a) of the Trust Indenture Act as though this Indenture were qualified under the Trust Indenture Act.

         (2) In case an Event of Default has occurred and is continuing, and is actually known to the Trustee, the Trustee shall exercise the rights and powers vested in it by this Indenture and shall use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (3) None of the provisions of Section 315(d) of the Trust Indenture Act shall be excluded from this Indenture.

         (4) No implied covenants or obligations shall be read into this Indenture against the Trustee.

         SECTION 602.   Notice of Defaults.

         Within 90 days after the occurrence of any Default or Event of Default, the Trustee shall give to all Holders, as their names and addresses appear in the Register, notice of such Default or Event of Default actually known to the Trustee, unless such Default or Event of Default shall have been cured or waived; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of (or premium, if any) or interest on any Senior Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

         SECTION 603.   Certain Rights of Trustee.

         Subject to the provisions of the Trust Indenture Act:

              the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

              any request or direction of the Issuer or the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order of the Issuer or the Company, as the case may be, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution of the Issuer or the Company, as the case may be;

              whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate of the Issuer or the Company, as the case may be;

            the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

              the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

              prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval or other paper or document, or the books and records of the Issuer or the Company, unless requested in writing to do so by the Holders of a majority in principal amount of the Outstanding Senior Notes; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is not, in the opinion of the Trustee, reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to so proceeding; the reasonable expense of every such investigation shall be paid by the Issuer or, if paid by the Trustee, shall be repaid by the Issuer upon demand;

              the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

            the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights or power, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         SECTION 604.   Not Responsible for Recitals or
                        Issuance of Senior Notes.

         The recitals contained herein and in the Senior Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuer and the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Senior Notes. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Issuer or the Company of Senior Notes or the proceeds thereof.

         SECTION 605.   May Hold Senior Notes.

         The Trustee, any Authenticating Agent, any Paying Agent, any Registrar or any other agent of the Issuer or the Company, in its individual or any other capacity, may become the owner or pledgee of Senior Notes and, subject to Sections 608 and 613, may otherwise deal with the Issuer and the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Registrar or such other agent.

         SECTION 606.   Money Held in Trust.

         Money held by the Trustee in trust hereunder
(including amounts held by the Trustee as Paying Agent) need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed upon in writing with the Issuer.

         SECTION 607.   Compensation and Reimbursement.

         The Issuer and the Company jointly and severally agree:

              to pay to the Trustee from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

              except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

              to indemnify the Trustee for, and to hold it harmless against, any loss, liability, damage, claim or expense, including taxes (other than taxes based upon or determined or measured by the income of the Trustee), incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts here under, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         The Trustee shall have a claim prior to the Senior Notes as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this
Section 607, except with respect to funds held in trust for the benefit of the Holders.

         When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(4), Section 501(5) or Section 501(6), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Bankruptcy
Law.

         The provisions of this Section 607 shall survive the termination of this Indenture of the resignation or removal of the Trustee.

         SECTION 608.   Disqualification; Conflicting
Interests.

         The Trustee shall be disqualified only when such disqualification is required by Section 310(b) of the Trust Indenture Act. Nothing in this Indenture or the Senior Notes shall be deemed to require the Issuer, the Company or the Trustee to make any filing with the Commission with respect to the eligibility or qualification of the Trustee to act as trustee under this Indenture.

         SECTION 609.   Corporate Trustee Required;
Eligibility.

         There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under Section 310(a)(1) of the Trust Indenture Act having a combined capital and surplus of at least Fifty Million dollars ($50,000,000) subject to supervision or examination by federal or State authority, to the extent there is such an institution eligible and willing to serve. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Affiliate of the Issuer or the Company may serve as Trustee. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         SECTION 610.   Resignation and Removal;
Appointment of Successor.

         (1) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointments by the successor Trustee in accordance with the applicable requirements of Section 611.

         (2) The Trustee may resign at any time by giving written notice thereof to the Issuer. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Senior Notes, delivered to the Trustee and to the Issuer.

         (d)  If at any time:

              (i)  the Trustee shall fail to comply with Section
310(b) of the Trust Indenture Act after written request therefor by the Issuer or by any Holder who has been a bona fide Holder for at least six months; or

              (ii) the Trustee shall cease to be eligible under
Section 609 and shall fail to resign after written request therefor by the Issuer or by any Holder who has been a bona fide Holder for at least six months; or

              (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

         then, in any such case, (A) the Issuer by a Board Resolution may remove the Trustee, or (B) subject to Section 315(e) of the Trust Indenture Act, any Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee, subject to any stay of such removal entered in accordance with Section 310(b) of the Trust Indenture Act.

         (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer, by a Board Resolution, shall promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Senior Notes delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Issuer or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder for at least six months may, subject to Section 514 hereof, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (f) The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

         SECTION 611.   Acceptance of Appointment by
                        Successor.

         (1) In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested worth all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject to its Lien, if any, provided for in Section 607.

         (2) Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in Subsection (a) above.

         (3) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article and the Trust Indenture Act; provided that nothing in this Indenture or the Senior Notes shall be deemed to require the Issuer, the Company or the successor Trustee to make any filing with the Commission with respect to the eligibility or qualification of such successor Trustee to act as trustee under this Indenture.

         SECTION 612.   Merger, Conversion, Consolidation
                        or Succession to Business.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversation or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article and the Trust Indenture Act, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Senior Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Senior Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Senior Notes.

         SECTION 613.   Preferential Collection of Claims
                        Against Company.

         The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in
Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

         SECTION 614.   Appointment of Authenticating
Agent.

         At any time when any of the Senior Notes remain
Outstanding the Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of, and subject to the direction of, the Trustee to authenticate Senior Notes issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Senior Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Senior Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuer and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than Fifty Million dollars ($50,000,000) and subject to supervision or examination by federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

         Any corporation into which an Authenticating Agent may be merged or converted to or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

         An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders, as their names and addresses appear in the Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

         The Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

         If an appointment is made pursuant to this Section, the Senior Notes may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

         Dated:

         This is one of the 7.45% Senior Notes due 2007 issued under the Indenture referred to in this Senior Note.

                                  First Trust National
Association,
                                  as Trustee

                                  By:

                                       as Authenticating Agent

                                  By:

                                       Authorized Signatory


         SECTION 615.   Qualification of Depository.

         Any depository acting as Depository hereunder shall be (i) a "clearing corporation" within the meaning of the New York Uniform Commercial Code and (ii) so long as the rules of the Commission require, a "clearing agency" registered under
Section 17A of the Exchange Act.


                                ARTICLE SEVEN

          Holders' Lists and Reports by the Trustee and the Issuer

         SECTION 701.   Issuer to Furnish Trustee Names
                        and Addresses of Holders.

         The Issuer will furnish or cause to be furnished to the
Trustee:

         (a) semi-annually, not later than January 1 and July 1 in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of the preceding December 15 or June 15, as the case may be, and

         (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that so long as the Trustee is the Registrar, no such list shall be required to be furnished.

         SECTION 702.   Preservation of Information
                        Communications to Holders.

         (1) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

         (2)  Holders may communicate as provided in Section
312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or under the Senior
Notes, and the Trustee shall comply with its obligations under such Section 312(b).

         (3) Each Holder of Senior Notes, by receiving and holding the same, agrees with the Issuer and the Company and the Trustee that none of the Issuer, the Company or the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 702(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under
Section 702(b).

         SECTION 703.   Reports by Trustee.

         (1) Within 60 days after May 15 of each year commencing with the year 1998, the Trustee shall transmit by mail to all Holders as provided in Section 313(c) of the Trust Indenture Act, a brief report dated as of such May 15, if required by and in compliance with Section 313(a) of the Trust Indenture Act.

         (2) The Trustee shall comply with Sections 313(b) and 313(c) of the Trust Indenture Act.

         (3) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Senior Notes are listed and with the Issuer. The Issuer will notify the Trustee when any of the Senior Notes are listed on any stock exchange.

         SECTION 704.   Reports by Company.

         (1)  The Issuer and the Company shall:

                   file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, within the same 15 days after the Company would have been required to file with the Commission under the preceding clause, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

                   file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

                   transmit by mail to all Holders, as their names and addresses appear in the Register, (a) concurrently with furnishing the same to its stockholders, the Company's annual report to stockholders, containing certified financial statements, and any other financial reports which the Company generally furnishes to its stockholders, and (b) within 30 days after the filing thereof with the Trustee, such summaries of any other information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission; and

                   furnish to the Trustee, on or before May 1 of each year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Issuer's and the Company's compliance with all conditions and covenants under this Indenture. For purposes of this paragraph, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. Such certificate need not comply with Section 102.

         (2)   At any time when the Company is not subject to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, upon request of a Holder of a Senior Note or, in the case of a Global Note, or of a beneficial owner of an interest in a Global Note, the Issuer and the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder (or beneficial owner of a Global
Note), or to a prospective purchaser of a Note (or a beneficial interest in a Global Note) designated by such holder (or beneficial owner of such interest), in order to permit compliance by such Holder (or beneficial owner) with Rule 144A under the Securities Act. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

                                ARTICLE EIGHT

               Consolidation, Merger, Lease, Sale or Transfer

         801. When Company May Merge, etc.

         The Company shall not consolidate or merge with or into any other Person or sell, convey, transfer, lease, or otherwise dispose of, or permit one or more of its Subsidiaries to sell, convey, transfer, lease, or otherwise dispose of, all or substantially all of the property and assets of the Company, on a consolidated basis, to any Person, unless:

         (1) in case the Company shall consolidate with or merge into any other Person, or sell, convey, transfer, lease or otherwise dispose of, or permit one or more of its Subsidiaries to sell, convey, transfer, lease or otherwise dispose of, all or substantially all of the property and assets of the Company, on a consolidated basis, to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by sale, lease, transfer or otherwise, such assets (a) shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United
States of America, any state thereof or the District of Columbia and (b) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under this Indenture, the Guaranty and the Senior Notes;

         (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

         (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, sale, lease, transfer or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

         802.      Successor Person Substituted.

         Upon any consolidation or merger of the Company with or into any other Person or any sale, lease, transfer or other disposition of the assets of the Company substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which sale, lease, transfer or other disposition is made shall assume the obligations of the Company under this Indenture, the Guaranty and the Senior Notes with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture, the Guaranty and the Senior
Notes.


                                ARTICLE NINE

                        Supplements to the Indenture

         SECTION 901.   Supplemental Indentures Without
                        Consent of Holders.

         Without notice to or the consent of any Holders, the Issuer and the Company, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

         (a) to evidence the succession of another Person to the Issuer or the Company and the assumption by any such successor of the covenants of the Issuer or the Company herein and in the Senior Notes; or

         (b) to add to the covenants of the Issuer and the Company for the benefit of the Holders or to surrender any right or power herein or in the Senior Notes conferred upon the Issuer or the Company; or

         (c)  to add any additional Events of Default; or

         (d)  to secure the Senior Notes; or

         (e) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee; or

         (f) to cure any ambiguity, defect or inconsistency or to correct or supplement any provision herein which may be inconsistent with any other provision herein, or

         (g) to provide for the assumption by the Company of all of the obligations of the Issuer under the Indenture, the Notes and all related documents; or

         (h) to make any change that does not materially adversely affect the interests of the Holders.

         Upon request of the Issuer and the Company, accompanied by Board Resolutions of each of them authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in (and subject to the last sentence of) Section 903, the Trustee shall join with the Issuer and the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture.

         SECTION 902.   Supplemental Indentures with
                        Consent of Holders.

         With the consent of Holders representing at least a majority in principal amount of the Outstanding Senior Notes, by Act of said Holders delivered to the Issuer and the Trustee, the Issuer and the Company may, when authorized by Board Resolutions, and the Trustee shall, subject to Section 903, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Senior Note,

         (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Senior Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof or extend the time for payment thereof, or change the Place of Payment where, or the coin or currency in which, any Senior
Note or any premium or the interest thereon is payable, or impair the right to institute a suit for the enforcement of any such payment on or after the Stated Maturity thereof, or

         (b) reduce the percentage in principal amount of the Outstanding Senior Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or Defaults, Events of Default hereunder and their consequences provided for in this Indenture, or

         (c) subordinate in right of payment, or otherwise subordinate, the Senior Notes to any other Debt; or

         (d)  modify any of the provisions of this Section,
Section 513 or Section 1009, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Senior Note affected thereby, provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section and Section 1009, or the deletion of this proviso, in accordance with the requirements of Section 611 (b).

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         SECTION 903.   Execution of Supplemental
                        Indentures.

         The Trustee shall sign any supplemental indenture authorized pursuant to this Article, subject to the last sentence of this Section 903. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         SECTION 904.   Effect of Supplemental Indentures.

         Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Senior Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

         SECTION 905.   Conformity with Trust Indenture
Act.

         Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture
Act as though this Indenture were qualified thereunder.

         SECTION 906.   Reference in Senior Notes to
                        Supplemental Indentures.

         Senior Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Senior Notes so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and the Company and authenticated and delivered by the Trustee in exchange for Outstanding Senior Notes.

                                 ARTICLE TEN

                                  Covenants

         SECTION 1001.   Payment of Principal, Premium
                        and Interest.

         The Issuer covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any) and interest on the Senior Notes in United
States Dollars in accordance with the terms of the Senior Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds by 12:00 noon New York City time on that date dollars designated for and sufficient to pay the installment and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

         SECTION 1002.  Maintenance of Office or Agency.

         The Issuer and the Company will maintain in the Place of Payment, an office or agency where Senior Notes may be presented or surrendered for payment, where Senior Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer and the Company in respect of the Senior Notes and this Indenture may be served. The Issuer or the Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer and the Company shall fail to maintain such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer and the Company each hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

         The Issuer and the Company may also from time to time designate one or more other offices or agencies where the Senior Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Place of Payment for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         SECTION 1003.  Money for Senior Notes Payments
                        to Be Held in Trust.

         If the Issuer or the Company shall at any time act as the Paying Agent with respect to the Senior Notes, it will, on or before each due date of the principal of (and premium, if any), interest and Additional Amounts on any of the Senior Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

         Whenever the Issuer shall have one or more Paying
Agents with respect to the Senior Notes, it will, prior to each due date of the principal of (and premium, if any) or interest on any of the Senior Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of its action or failure to so act.

         The Issuer will cause each Paying Agent for the Senior Notes (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

         (a) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Senior Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

         (b) give the Trustee notice of any default by the Issuer or the Company (or any other obligor upon the Senior Notes) in the making of any payment of principal (and premium, if any), interest or Additional Amounts on the Senior Notes; and

         (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

         The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer, the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer, the Company or such Paying Agent;
and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer or the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Senior Note and remaining unclaimed for one year after such principal (and premium, if any) or interest has become due and payable shall be paid to the Issuer or the Company, as the case may be, on Company Request, or (if then held by the Issuer or the Company, as the case may be) shall be discharged from such trust; and the Holder of such Senior Note shall thereafter, as an unsecured general creditor, look only to the Issuer and the Company (as provided in the Guaranty) for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer or the Company, as the case may be, as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York, New York notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

         SECTION 1004.  Corporate Existence.

         Subject to Article Eight, each of the Issuer and the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory), licenses and franchises; provided, however, that (a) the Company shall not be required to preserve any such existence, right, license or franchise (other than the Issuer's on or prior to the Assumption) if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not materially disadvantageous to the Holders; (b) nothing herein contained shall prevent the Issuer from (i) liquidating or dissolving (after the Assumption), or (ii) merging into, or consolidating with the Company (provided that the Company shall be the continuing or surviving corporation) or with any one or more Wholly Owned Subsidiaries of the Company.

         SECTION 1005.  Limitation on Liens.

         The Company will not, and will not permit any Significant Subsidiary to, incur, create, issue, assume, guarantee or otherwise become liable for any Debt secured by any Lien on any asset now owned or hereafter acquired, without in any such case effectively providing, concurrently with the issuance, assumption or guarantee of such Debt, that the Senior Notes (together with, if the Company shall so determine, any other indebtedness of or guarantee by the Company or such Significant Subsidiary ranking equally with the Senior Notes then outstanding and existing or thereafter created) shall be secured equally and ratably with (or prior to) such Debt so long as such Debt shall be secured; provided, however, that the foregoing restriction shall not apply to:

         (1) Liens on any property or assets of the Company or any Subsidiary existing as of the date of this Indenture;

         (2) Liens on any property or assets of the Company or any Subsidiary created by Subsidiaries of the Company to secure indebtedness of such Subsidiaries to the Company or to one or more other Subsidiaries of the Company;

         (3) Liens on any property or assets of the Company or any Subsidiary affecting property or assets of a Person existing at the time it becomes a Subsidiary of the Company or at the time it merges into or consolidates with the Company or a Subsidiary of the Company or at the time of a sale, lease or other disposition of all or substantially all of the properties or assets of such Person to the Company or its Subsidiaries;

         (4) Liens on any property or assets existing at the time of the acquisition thereof or incurred to secure payment of all or a part of the purchase price thereof, including the expenses incurred in connection therewith, or to secure Debt incurred prior to, at the time of, or within one year after the acquisition thereof for the purpose of financing all or a part of the purchase price thereof, including the expenses incurred in connection therewith;

         (5) Liens on any property to secure all or part of the cost of improvements or construction thereon or Debt incurred to provide funds for such purpose in a principal amount not exceeding the cost of such improvements or construction, including the expenses incurred in connection therewith;

         (6) Liens on shares of stock, Debt or other securities of a Person that is not a Subsidiary;

         (7) Liens relating to accounts receivable of the Company or any of its Subsidiaries which have been sold, assigned or otherwise transferred to another Person in a transaction classified as a sale of accounts receivable in accordance with generally accepted accounting principles (to the extent the sale by the Company or the applicable Subsidiary is deemed to give rise to a Lien in favor of the purchaser thereof in such accounts receivable or the proceeds thereof);

         (8) Liens created pursuant to applications or reimbursement agreements pertaining to commercial letters of credit which encumber only the goods, or documents of title covering the goods, that are sold or shipped in the transaction for which such letters of credit were issued;

         (9) Liens incurred by the Company after the date of this Indenture in connection with industrial revenue bond financing for facilities (including pollution control equipment) to be used by the Company or any Subsidiary;

         (10) Liens in favor of governmental bodies to secure progress, advance or other payments;

         (11) other Liens arising in connection with Debt of the Company and its Subsidiaries in an aggregate principal amount for the Company and its Subsidiaries not exceeding 10% of the Consolidated Net Assets of the Company at the time such Lien is issued, created or assumed; and

         (12) any extension, renewal or replacement (or successive extensions, renewals or replacements) of any Lien referred to in the foregoing clauses (1) through (11) inclusive, or of any Debt secured thereby, provided that the principal amount of Debt secured thereby shall not exceed the greater of (A) the principal amount of Debt so secured at the time of such extension, renewal or replacement and (B) the principal amount of Debt so secured at the time the Lien was issued, created, assumed or otherwise permitted, plus in either of (A) or (B) the expenses of the Company and its Subsidiaries (including any premium) incurred in connection with any such extension, renewal or replacement, and provided further that such extension, renewal or replacement Lien shall be limited to all or part of substantially the same property that secured the Lien extended, renewed or replaced (plus improvements on such property).

         SECTION 1006.  Limitation on Sale and Leaseback
Transactions.

         The Company will not, nor will it permit a Significant Subsidiary to, enter into any arrangement on or after the date of this Indenture, with any Person (other than the Company or another Subsidiary) providing for the leasing by the Company or any such Significant Subsidiary of any Principal Property
(except a lease for a temporary period, including renewals, of not more than 24 months by the end of which it is intended that the use of such property by the lessee will be discontinued) except (a) where the Company or such Subsidiary would be entitled to incur Debt secured by a Lien on the property to be leased in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the Senior Notes, (b) where such Sale and Leaseback Transaction is entered into in respect of property acquired by the Company or a Subsidiary within 24 months of such acquisition, (c) where the Sale and Leaseback Transaction is entered into by the Company or a Subsidiary in respect of property within 24 months of the Company's or a Subsidiary's acquisition of, or merger with, the Person owning such property,
(d) where the Company within 120 days of entering into the Sale and Leaseback Transaction applies to (x) the retirement of indebtedness for money borrowed of the Company (other than indebtedness for money borrowed of the Company which is subordinated to the Guaranty) or (y) the retirement of Senior Notes an amount equal to the greater of (a) the net proceeds of the sale of the property leased pursuant to such Transaction or
(b) the fair market value of the property so leased.

         SECTION 1007.  Payment of Additional Amounts.

         All payments made by the Issuer under or with respect to the Senior Notes will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes, unless the Issuer is required to withhold or deduct Taxes by Canadian law or by the interpretation or administration thereof. If, after the Issue Date, the Issuer is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Senior Notes, the Issuer shall pay to each Holder of Senior Notes on the date of the required payment such additional amounts of interest ("Additional Amounts") as may be necessary so that the net amount of interest received by such Holder (including the Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such taxes had not been withheld or deducted, provided that no Additional Amounts will be payable with respect to a payment made to a Holder (an "Excluded Holder") if: (i) the Holder is subject to such tax, assessment or charge by reason of being connected with Canada (with respect to Canadian deductions or withholdings) other than by the Holder's mere holding of, or receipt of any payments in respect of, the Senior Note; (ii) the Senior Note is presented for payment (where presentation is required) more than 30 days after the due date of the payment
(or, if payment is not provided for when due, any later date when notice that such payment is available has been given) except to the extent that the Holder would have been entitled to such Additional Amount on presenting the Senior Note for payment on the last day of such 30-day period; (iii) the actual beneficiary of any payments under the Senior Note is entitled to an exemption from withholding under a tax treaty but fails, after having received a request to do so following the imposition of withholding, to provide a certificate required to confirm that the beneficiary is so entitled; (iv) such payment is made to a Holder with which the Issuer or the Company, as the case may be, does not deal at arm's length (within the meaning of Canadian
Federal Income Tax Act) at the time of making such payment.
The Issuer shall also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with the applicable law. The Issuer shall furnish to the Holders of Senior Notes that are Outstanding on the date of the required payment within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing that such payment has been made by the Issuer. The Issuer shall indemnify and hold harmless each Holder on the date of the required payment (other than an Excluded Holder) and upon written request reimburse each such Holder for the amount of (i) any Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Outstanding Senior Notes, (ii) any liability (including penalties, interest and expense) arising therefrom or with respect thereto, and (iii) any Taxes imposed with respect to any reimbursement under clause (i) or (ii) above.

         At least 30 days prior to each date on which any payment under or with respect to the Senior Notes is due and payable, if the Issuer becomes obligated to pay Additional Amounts with respect to such payment, the Issuer (or in respect of the Guaranty, the Company) shall deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable, and the amounts so payable and will set forth such other information as is necessary to enable the Trustee to pay such Additional Amounts to the Holders on the payment date. Whenever in this Indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest (including Defaulted Interest) or any other amount payable on or with respect to any of the Senior Notes, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 1007 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section 1007 and express mention of the payment of Additional Amounts in those provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made (if applicable).

         The obligations of the Issuer under this Section 1007 shall survive the termination of this Indenture and the payment of all amounts under or with respect to this Indenture and the Senior Notes.

         SECTION 1008.  Compliance Certificates.

         The Issuer and the Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate stating whether or not to the best knowledge of the signers thereof the Issuer or the Company, as the case may be, is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to notice requirements or periods of grace), and if the Issuer or the Company, as the case may be, shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

         The Issuer and the Company shall file with the Trustee written notice of the occurrence of any Default or Event of Default within ten (10) Business Days of either of them becoming aware of any such Default or Event of Default.

         SECTION 1009.  Waiver of Certain Covenants.

         The Issuer and the Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1005, 1006 or 1007, if before the time for such compliance Holders representing at least a majority in principal amount of the Outstanding Senior Notes shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

         SECTION 1010.  Certain Additional Issuer
Covenants.

         (1) The Issuer will not (i) engage in any business other than the issuance, sale and administration of the Notes and activities incidental thereto, (ii) make any investment (whether in the form of a loan, advance, guaranty, extension of credit, capital contribution, acquisition of Capital Stock, bonds or other securities or other items that would be classified as investments in accordance with GAAP) in or with respect to any Person other than the Company or a Wholly-Owned Subsidiary; (iii) prior to the Assumption, dissolve or terminate, or permit the dissolution or termination of its existence or liquidate or wind up, or permit the liquidation or winding up, of its affairs (in each case whether voluntarily or by operation of law); or (iv) prior to the Assumption consolidate with or merge with or into any Person other than the Company or a Wholly-Owned
Subsidiary (which shall become a successor corporation to the Issuer hereunder (whether or not the Issuer shall be the surviving corporation); or (v) sell, assign, transfer or lease any of its properties or assets to any Person other than the Company or a Wholly-Owned Subsidiary.

                               ARTICLE ELEVEN

                                  Guaranty

         SECTION 1101.  Guaranty.

         The Company hereby unconditionally guarantees (the "Guaranty") to each Holder and the Trustee on behalf of the Holders that: (a) the Issuer will promptly and punctually perform and observe each and every agreement, covenant and condition on the part of the Issuer to be performed or observed in this Indenture or the Senior Notes, (b) all sums stated in this Indenture and the Senior Notes to be payable and all other amounts payable pursuant to this Indenture and the Senior
Notes, including, without limitation, the principal of, the interest (and Defaulted Interest) and any premium on, the Notes, and any Additional Amounts, will be promptly paid in full when due in accordance with the provisions thereof, whether at maturity, or as a prepayment or by acceleration or otherwise, all at the time and place and in the amount and manner prescribed in, and otherwise in accordance with, this Indenture and the Senior
Notes and (c) the Issuer will promptly satisfy and discharge all other obligations, indebtedness or liabilities now or hereafter incurred by it to the Holders and the Trustee on behalf of the Holders pursuant to any waiver, modification, amendment or change of any provision of this Indenture or the Senior Notes in accordance with the terms of the applicable waiver, modification, amendment or change, and the Guaranty also applies to amounts payable by the Issuer to the Trustee under this Indenture.

         SECTION 1102.  Obligations of the Company
Unconditional.

         (1) The Guaranty is an unconditional and absolute guaranty of payment and not a guaranty of collection, and if for any reason any duty, agreement or obligation of the Issuer contained in this Indenture or the Senior Notes shall not be performed or observed by the Issuer as provided therein, or if any amount payable under or in connection with this Indenture or the Senior Notes shall not be paid in full when the same becomes due and payable, the guarantor undertakes to perform or cause to be performed promptly each of such duties, agreements and obligations and to pay forthwith each such amount to the person entitled to receive the same, regardless of any defense or set-off or counterclaim which the Issuer or any other person may have or assert and regardless of whether or not the Trustee or any Holder shall have instituted any suit, action or proceeding or exhausted its remedies or taken any steps to enforce any rights against the Issuer or any other person to compel any such performance or observance or to collect all or part of any such amount, either pursuant to the provisions of this Indenture or the Senior Notes or at law or in equity, and regardless of any other condition or contingency.

         (2) The Company hereby unconditionally: (i) waives any requirement that, in the event of any Event of Default, the Issuer, the Trustee or the Holders first make demand upon, or seek to enforce remedies against, the Issuer or any other person before demanding payment under or seeking to enforce this guaranty; (ii) covenants that this Guaranty will not be discharged except by complete performance of all obligations contained in this Indenture and the Senior Notes; (iii) agrees that this Guaranty shall remain in full force and effect without regard to, and shall not be affected or impaired, without limitation, by, any invalidity, irregularity or unenforceability in whole or in part of this Indenture or the Senior Note or any limitation on the liability of the Issuer thereunder, or any impossibility or illegality of performance on the part of the Issuer under this Indenture or the Senior Notes or any limitation on the method or terms of payment thereunder which may now or hereafter be caused or imposed in any manner whatsoever; and (iv) waives diligence, presentment and protest with respect to, and, except for any notices specifically required to be delivered to the Company under this Indenture, any notice of Default or Events of Default in the payment of any amount at any time payable by the Issuer under or in connection with, the Indenture or the Senior Notes. The Company acknowledges its own responsibility to keep itself informed of the financial condition of the Issuer, and of all other circumstances bearing upon the risk of nonpayment of such obligations or any part thereof, that diligent inquiry would reveal. The Company agrees that neither the Trustee nor any Holder shall have any duty to advise the Company of information regarding such conditions or any such circumstance.

         (3) Subject to Article Eight, the obligations, covenants, agreements and duties of the Company under this Guaranty shall not be released, affected or impaired by any assignment or transfer, in whole or in part, of this Indenture or the Senior Notes, even if made without notice to or the consent of the Company, or any waiver by the Trustee or any Holder, of the performance or observance by the Issuer or the Company of any of the agreements, covenants, terms or conditions contained in this Indenture or the Senior Notes, or any indulgence in or the extension of the time for payment by the Issuer or the Company of any amounts payable under or in connection with this Indenture or the Senior Notes or of the time for performance by the Issuer or the guarantor of any other obligations under or arising out of this Indenture or the Senior Notes or the extension or renewal thereof, or the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Issuer or the Company set forth in this Indenture or the Senior Notes, or the voluntary or involuntary liquidation, administration, sale or other disposition of all or substantially all of the assets of the Issuer or the Company, or any receivership, insolvency, bankruptcy, reorganization, or other similar proceeding, affecting the Issuer or the Company or any assets of the Issuer or the Company, or the release of any property from any security for the Senior Notes, or the impairment of any such property or security, or the release or discharge of the Issuer or the Company from the performance or observance of any agreement, covenant, term or condition contained in this Indenture or the Senior Notes by operation of law, or the merger or consolidation of the Issuer or the Company, or any other cause, whether similar or dissimilar to the foregoing. The Company agrees that the Trustee and the Holders shall be under no obligation to marshall any assets in favor of the Company or otherwise in connection with obtaining payment of any or all of the obligations under this Indenture or the Senior Notes.

         SECTION 1103.  Taxes.

         (1) The Company agrees that any and all payments by the Company on or with respect to the Indenture and the Senior Notes shall be made in accordance with the Indenture and the Senior Notes free and clear of and without withholding or deduction for or on account of any present or future Taxes, unless the Company is required to withhold or deduct Taxes by Canadian law or by the interpretation or administration thereof. If, after the Issue Date, the Company is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Senior Notes, the Company shall pay to each Holder on the date of the required payment Additional Amounts as may be necessary so that the net amount received by such Holder (including the Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such taxes had not been withheld or deducted, provided that no Additional Amounts will be payable with respect to a payment made to a Holder (an "Excluded Holder") if: (i) the Holder is subject to such tax, assessment or charge by reason of being connected with Canada (with respect to Canadian deductions or withholdings) other than by the Holder's mere holding of, or receipt of any payments in respect of, the Senior Note; (ii) the Senior Note is presented for payment (where presentation is required) more than 30 days after the due date of the payment
(or, if payment is not provided for when due, any later date when notice that such payment is available has been given) except to the extent that the Holder would have been entitled to such Additional Amount on presenting the Senior Note for payment on the last day of such 30-day period; (iii) the actual beneficiary of any payments under the Senior Note is entitled to an exemption from withholding under a tax treaty but fails, after having received a request to do so following the imposition of withholding, to provide a certificate required to confirm that the beneficiary is so entitled; (iv) such payment is made to a Holder with which the Issuer or the Company, as the case may be, does not deal at arm's length (within the meaning of the Canadian Federal Income Tax Act) at the time of making such payment.
The Company shall also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with the applicable law. The Company shall furnish to the Holders of Senior Notes that are Outstanding on the date of the required payment within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing that such payment has been made by the Company. The Company shall indemnify and hold harmless each Holder on the date of the required payment (other than an Excluded Holder) and upon written request reimburse each such Holder for the amount of (i) any Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Outstanding Senior Notes, (ii) any liability (including penalties, interest and expense) arising therefrom or with respect thereto, and (iii) any Taxes imposed with respect to any reimbursement under clause (i) or (ii) above.

         (2) The Company shall pay and indemnify the Trustee and the Holders against, all documentary, stamp or other similar taxes payable in connection with the execution, delivery or enforcement of this Guaranty.

         (3)  The obligations of the Company under this
Section 1103 shall survive the termination of this Indenture and the payment of all amounts under or with respect to this Indenture and the Senior Notes.

                               ARTICLE TWELVE

                     Defeasance And Covenant Defeasance

         SECTION 1201.  Applicability of Article, Company's
                        Option to Effect Defeasance or
                        Covenant Defeasance.

         The Issuer may at its option by Board Resolution, at any time, with respect to the Senior Notes, elect to have either
Section 1202 (if applicable) or Section 1203 (if applicable) be applied to the Outstanding Senior Notes upon compliance with the applicable conditions set forth below in this Article.

         SECTION 1202.  Defeasance and Discharge.

         Upon the Issuer's exercise of the option provided in
Section 1201 to defease the Outstanding Senior Notes, the Issuer and the Company (in respect of the Guaranty) shall be discharged from their obligations with respect to the Outstanding Senior Notes on the date the applicable conditions set forth in
Section 1204 are satisfied (hereinafter, "defeasance").
Defeasance shall mean that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Senior Notes and to have satisfied all its other obligations under such Senior Notes and this Indenture (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same); provided, however, that the following rights, obligations, powers, trusts, duties and immunities shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Senior Notes to receive, solely from the trust fund provided for in Section 1204, payments in respect of the principal of (and premium, if any) and interest on such Senior Notes when such payments are due, (B) the obligations of the Issuer and the Company (in respect of the Guaranty) with respect to such Senior Notes under Sections 304, 305, 307, 1002, 1003 or 1101 (only in respect of obligation of the Issuer not discharged), 1102 (only in respect of obligation of the Issuer not discharged) and 1103, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article. Subject to compliance with this Article, the Issuer may exercise its option with respect to defeasance under this Section 1202 notwithstanding the prior exercise of its option with respect to covenant defeasance under
Section 1203.

         SECTION 1203.  Covenant Defeasance.

         Upon the Issuer's exercise of the option provided in
Section 1201 to obtain a covenant defeasance with respect to the Outstanding Senior Notes, the Issuer and the Company (in respect of the Guaranty thereof) shall be released from its obligations under this Indenture (except its obligations under Sections 307, 506, 509, 610, 1001, 1002, 1007, 1008, 1101
(only in respect of obligations of Issuer not discharged) and
1103) with respect to the Outstanding Senior Notes on and after the date the applicable conditions set forth in Section 1204 are satisfied (hereinafter, "covenant defeasance"). Covenant defeasance shall mean that the Issuer and the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in this Indenture (except its obligations under Sections 307, 506, 509, 610, 1001, 1002, 1007, 1008, 1101 (only in respect of obligations of the Issuer not discharged) and 1102 (only in respect of obligations of Issuer not discharged) and 1103), whether directly or indirectly by reason of any reference elsewhere herein or by reason of any reference to any other provision herein or in any other document, and such omission to comply shall not constitute an Event of Default under Section 501(3) or otherwise with respect to Outstanding Senior Notes, and the remainder of this Indenture and of the Senior Notes shall be unaffected thereby.

         SECTION 1204.  Conditions to Defeasance or
                        Covenant Defeasance.

         The following shall be the conditions to defeasance under Section 1202 and covenant defeasance under Section 1203 with respect to the Outstanding Senior Notes:

         (1) the Issuer shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 609 who shall agree to comply with the provisions of this Article applicable to it), under the terms of an irrevocable trust agreement in form and substance reasonably satisfactory to such Trustee, as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders, (A) dollars in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient, after payment of all federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium, if any, on) and each installment of principal of (and premium, if any) and interest on the Outstanding Senior Notes on the Stated Maturity of such principal or installment of principal or interest and (ii) any mandatory payments applicable to the Outstanding Senior Notes on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Senior Notes.

         (2) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit, and no Default or Event of Default under clause (4), (5) or (6) of Section 501 hereof shall occur and be continuing, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

         (3) Such deposit, defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Issuer or the Company is a party or by which it is bound.

         (4) Such defeasance or covenant defeasance shall not cause the Senior Notes then listed on any national securities exchange registered under the Exchange Act to be delisted.

         (5) In the case of an election with respect to Section 1202, the Issuer shall have delivered to the Trustee either (A) a ruling directed to the Trustee received from the Internal
Revenue Service to the effect that the Holders of the Outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred or (B) an Opinion of Counsel, based on such ruling or on a change in the applicable federal income tax law since the date of this Indenture, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

         (6) In the case of an election with respect to Section 1203, the Issuer shall have delivered to the Trustee an Opinion of Counsel or a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders of the Outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

         (7) The Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that Holders of the Senior
Notes will not recognize income, gain or loss for Canadian federal or provincial income tax or other tax purposes as a result of the Issuer's exercise of its option described in Section 1202 or 1203, as the case may be, and will be subject to Canadian federal or provincial income tax and other tax on the same amounts, in the same manner and at the same time as would have been the case if such option had not been exercised.

         (8) The Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1202 or the covenant defeasance under
Section 1203, as the case may be, have been complied with.

         SECTION 1205.  Deposited Money and Government
                        Obligations to be Held in Trust;
                        Other Miscellaneous Provisions.

         Subject to the provisions of the last paragraph of
Section 1003, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1205, the "Trustee") pursuant to Section 1204 in respect of the Outstanding Senior Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Senior
Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Senior Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to
Section 1204 or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Senior Notes.

         Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon Company Request any money or Government Obligations held by it as provided in Section 1204 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited for the purpose for which such money or U.S. Government
Obligations were deposited.

                              ARTICLE THIRTEEN

                          Redemption of Securities

         SECTION 1301.  Applicability of Article.

         Senior Notes shall be redeemable in accordance with paragraph 4 of the reverse side thereof and this Article.

         SECTION 1302.  Election to Redeem; Notice to
Trustee.

         The election of the Issuer to redeem any of the Senior Notes in accordance with their terms shall be evidenced by a Board Resolution. In case of any redemption at the election of the Issuer of less than all the Senior Notes, the Issuer shall, at least 45 days prior to the Redemption Date fixed by the Issuer (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Senior Notes to be redeemed. The Issuer shall deliver to the Trustee an Officer's Certificate, a Board Resolution authorizing the redemption and an Opinion of Counsel with respect to the due authorization of such redemption and to the effect that such redemption is being made in accordance with this Indenture and the Senior Notes.

         SECTION 1303.  Notice of Redemption.

         Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Senior Notes to be redeemed, at the address of such Holder appearing in the Register.

         All notices or redemption shall state:

         (1)  the Redemption Date;

         (2) the Redemption Price (including the amount of accrued and unpaid interest to be paid);

         (3) the name and address of the Paying Agent and the Trustee and that the Securities must be surrendered to the Paying Agent to collect the Redemption Price;

         (4) if less than all Outstanding Senior Notes are to be redeemed, the certification (and, in the case of partial redemption, the principal amounts) of the particular Senior
Notes to be redeemed and that, on or after the Redemption Date, upon surrender of any Security to be redeemed in part, a new Senior Note in principal amount equal to the unredeemed portion thereof will be issued;

         (5)  that on the Redemption Date the Redemption
Price will become due and payable upon each such Senior Note or portion thereof to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date; and

         (6) the CUSIP numbers, if any, of the Senior Notes to be redeemed.

         Notice of redemption of Senior Notes to be redeemed a the election of the Issuer shall be given by the Issuer or, at the Issuer's request, by the Trustee in the name and at the expense of the Issuer.

         SECTION 1304.  Deposit of Redemption Price.

         Prior to any Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Senior Notes or portions thereof which are to be redeemed on that date.

         SECTION 1305.  Senior Notes Payable on
Redemption Date.

         Notice of redemption having been given as aforesaid, the Senior Notes so to be redeemed shall, on the Redemption
Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest) such Senior Note or portions thereof shall cease to bear interest. Upon surrender of any such Senior Note for redemption in accordance with said notice, such Security or portion thereof shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interests whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Senior Notes, or one or more Predecessor Senior Notes, registered as such at the close of business on the relevant Record Date according to their terms and the provisions of Section 308.

         If any Senior Note or portion thereof called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Senior Note.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

ATTEST:                      IBP FINANCE COMPANY OF CANADA


By: /s/ John N. Borgh        By: /s/ Larry Shipley
    -------------------          ---------------------
     Name:  John M. Borgh         Name:  Larry Shipley
     Title: Treasurer             Title: President


                                                             [CORPORATE SEAL]


ATTEST:                      IBP, inc., as Guarantor

By: /s/ John N. Borgh        By: /s/ Larry Shipley
    -------------------          ---------------------
    Name:  John N. Borgh          Name:  Larry Shipley
    Title: Vice President &       Title: Executive Vice President,
           Treasurer                     Corporate Development


                                                             [CORPORATE SEAL]


ATTEST:                      FIRST TRUST NATIONAL ASSOCIATION,
                                as Trustee

By: /s/ Larry Kusch              By: /s/ G. M. Carroll
    -------------------              ---------------------
     Name:  Larry Kusch               Name:  G. M. Carroll
     Title: Asst. Vice President      Title: Vice President

                                                             [CORPORATE SEAL]
                                                             EXHIBIT A

                       FORM OF TRANSFER CERTIFICATE
                           FOR TRANSFER TO A QIB




First Trust National Association, as Trustee
111 East Wacker Drive
Suite 3000
Chicago, Illinois 60601

         Re:  IBP Finance Company of Canada (the "Issuer")
              7.45% Senior Notes Due 2007 (the "Senior
              Notes")

Ladies and Gentlemen:

         Reference is hereby made to the Indenture dated as of June 1, 1997 (the "Indenture") among the Issuer, IBP, inc., as guarantor, and First Trust National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

         This letter relates to $ ___________ aggregate principal amount of Senior Notes which are held in the name of [name of transferor] (the "Transferor") [CUSIP Number] to effect the transfer of such Senior Notes in exchange for an equivalent beneficial interest in the Global Note or for Certificated Notes.

         In connection with such request, and in respect to such Senior Notes, the transferor does hereby certify that such Senior Notes are being transferred in accordance with (i)(a) the transfer restrictions set forth in the Senior Notes and (b) Rule 144A under the United States Securities Act of 1933, as amended
("Rule 144A"), to a transferee that the Transferor reasonably believes is purchasing the Senior Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule
144A, in a transaction meeting the requirements of Rule 144A and (ii) in accordance with an applicable exemption from the registration requirements of the securities laws of any state of the United States or any other jurisdiction.

         You, the Issuer and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                             Very truly yours,



                                 __________________________________
                                       [Name of Transferor]

                             By:
                                 ______________________________
                                            Name:
                                            Title:


                             Date:
                                  _____________________________

cc:      IBP Finance Company of Canada
         c/o IBP, inc.
         IBP Avenue
         Post Office Box 515
         Dakota City, Nebraska 68731

                              EXHIBIT B


                FORM OF TRANSFER CERTIFICATE FOR TRANSFER TO
                   AN INSTITUTIONAL ACCREDITED INVESTOR




First Trust National Association, as Trustee
111 East Wacker Drive
Suite 3000
Chicago, Illinois 60601

         Re:  IBP Finance Company of Canada (the "Issuer")
              7.45% Senior Notes Due 2007 (the "Senior
Notes")

         Reference is hereby made to the Indenture dated as of June 1, 1997 (the "Indenture") among the Issuer, IBP, inc., as guarantor, and First Trust National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

         This letter relates to U.S. $________ aggregate principal amount of Senior Notes which are held [in certificated form in the name of [name of transferor] (the "Transferor")] [through the beneficial interest of [name of transferor] [CUSIP Number] in a Global Note] to effect the transfer of the Senior Notes to an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended ("Institutional Accredited Investor").

         In connection with such request, and in respect to such Senior Notes, the Transferor does hereby certify that such Senior Notes are being transferred in accordance with (i) the transfer restrictions set forth in the Senior Notes and (ii) to a transferee that the Transferor reasonably believes is an Institutional Accredited Investor that is acquiring at least $500,000 principal amount of Senior Notes for its own account or for the accounts of one or more Accredited Institutional Investors as to which the transferee exercises sole investment discretion and (iii) in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

         You, the Issuer and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                 __________________________________
                                       [Name of Transferor]

                             By:
                                 ______________________________
                                            Name:
                                            Title:


                             Date:
                                  _____________________________


cc:      IBP, inc.
         c/o IBP, inc.
         IBP Avenue
         Post Office Box 515
         Dakota City, Nebraska 68731

                                EXHIBIT C

                          FORM OF PURCHASE LETTER
                  FOR INSTITUTIONAL ACCREDITED INVESTORS

First Trust National Association, as Trustee
111 East Wacker Drive
Suite 3000
Chicago, Illinois 60601

Dear Sirs:

         1.   We understand that the 7.45% Senior Notes due
2007 (the "Notes") of IBP Finance Company of Canada (the
"Issuer") (including the guarantee (the "Guarantee") by IBP, inc. (the "Company") executed in connection therewith) have not been registered under the Securities Act of 1933, as amended
(the "Securities Act") or any state securities laws, and may not be offered or sold except as permitted in the following sentence.
We agree on our own behalf and on behalf of any investor account for which we are purchasing the Notes that, if, prior to the date which is two years after the later of the date of original issue of the Notes and the last date on which the Company, the Issuer or any affiliate of the Company or the Issuer was the owner of such Notes (or any predecessor Notes) (the "Resale Restriction Termination Date"), we decide to offer, sell or otherwise transfer any such Notes, such offer, sale or transfer will be made only (a) to the Issuer or the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) as long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or
(7) of Rule 501 under the Securities Act that is acquiring the Notes for its own account or for the account of such an institutional accredited investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, or (f) pursuant to another available exemption from the registration requirements of the Securities Act, or (f) pursuant to another available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirements of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter substantially in the form of this letter from the transferee to the Issuer, the Company and the Trustee, which shall provide as applicable, among other things, that the transferee is an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the
Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities
Act. We acknowledge on our behalf and on behalf of any investor account for which we are purchasing Notes that the Issuer and the Company reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination
Date pursuant to clauses (c) (if the transferor is the registered holder of the Note) (d), (e) or (f) above to require the delivery of any opinion of counsel, certifications and other information satisfactory to the Issuer and the Company. We understand that the certificates for any Note we received will bear a legend substantially to the effect of the foregoing.

         2. We are an institutional "accredited investor" with the meaning of subparagraph (a) (1), (2), (3) or (7) of Rule 501 under the Securities Act purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Notes for investment purposes and not with view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Note, and we and any account for which we are acting are each able to bear the economic risks of our or its investment.

         3. We are acquiring the Notes purchased by us for our own account (or for one or more accounts as to each of which we exercise sole investment discretion and have authority to make, and do make, the statements contained in this letter) and not with a view to any distribution of the Notes, subject, nevertheless, to the understanding that the disposition of our property will at all times be and remain within our control and to applicable state laws.

         4. We acknowledge that (a) none of the Company, the Issuer or the Initial Purchaser (as defined in the Offering Memorandum dated May 29, 1997 relating to the Notes (the
"Final Memorandum")) nor any person acting on behalf of the Company, the Issuer or the Initial Purchaser has made any representation to us with respect to the Company, the Issuer or the offer or sale of the Notes other than the information contained or incorporated by reference in the Final memorandum, which Final Memorandum has been delivered to us and upon which we are relying in making our investment decision with respect to the Notes and (b) any information we desire concerning the Company, the Issuer or the Notes or any other matter relevant to our decision to purchase the Notes (including a copy of the Final Memorandum) is or has been made available to us.

         5. In the event that we purchase any Notes, we will acquire and hold such Notes having an aggregate principal amount not less than $500,000 for our own account and for each separate account for which we are acting.

         6. We acknowledge that we (A) are not ourselves, and are not acquiring Notes with "plan assets" of, an employee benefit or other plan subject to Title I of the Employee
Retirement Income Security Act of 1974, as amended
("ERISA"), or Section 4975 of the Internal Revenue Code of
1986, as amended (the "Code") (each, a "Plan"), or an entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or (B)(1) are ourselves, or are acquiring Notes with the assets of an "investment fund" (within the meaning of Part V(b) of PTCE
84-14) managed by a "qualified professional asset manager"
(within the meaning of Part V(a) of PTCE 84-14) which has made or properly authorized the decision for such fund to purchase Notes under circumstances such that PTCE 84-14 is applicable to the purchase and holding of such Notes, (2) are ourselves, or are acquiring Notes with the assets of, a Plan managed by an "in-house asset manager" (within the meaning of Part IV(a) of PTCE 96-23) which has made or properly authorized the decision for such Plan to purchase Notes, under circumstances such that PTCE 96-23 is applicable to the purchase and holding of such Notes, (3) are an insurance company pooled separate account purchasing Notes pursuant
Part I of 90-1 or a bank collective instrument fund purchasing Notes pursuant to Part I of PTCE 91-38, and in either case no Plan owns more than 10% of the assets of such account or collective fund (when aggregated with other Plans of the same employer (or its affiliates) or employee organization) or (4) are an insurance company using the assets of its general account to purchase the Notes pursuant to Part I of PTCE 95-60, in which case the reserves and liabilities for the general account contracts held by or on behalf of any Plan, together with any other Plans maintained by the same employer (or its affiliates) or employee organization, do not exceed 10% of the total reserves and liabilities of the insurance company general account (exclusive of separate account liabilities), plus surplus as set forth in the National Association of Insurance Commissioners Annual
Statement filed with the sate of domicile of the insurer. If we are a Plan Asset Entity, the fiduciaries of such Plan or Plan
Asset Entity have considered actions which will or may be taken by the Company or the Issuer with respect to the Notes or the Guarantee and have by virtue of causing the Plan Asset Entity to purchase or hold the Notes authorized and directed that such actions be taken as so contemplated.

         7. We acknowledge that the Company, the Issuer, the Trustee, the Initial Purchaser and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements and agree that if any of the acknowledgments, representations, warranties and agreements made by us herein with respect to our purchase of the Notes are no longer accurate, we shall promptly notify the Issuer.


                             Very truly yours,



                             __________________________________
                                       [Name of Purchaser]

                             By:
                                 ______________________________


                             Date:
                                   _____________________________

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:
      ____________________________________________
Address:
         _________________________________________
Taxpayer ID Number:
                    ______________________________

cc:      IBP Finance Company of Canada
         c/o IBP, inc.
         IBP Avenue
         Post Office Box 515
         Dakota City, Nebraska 68731

                               EXHIBIT D

                       FORM OF TRANSFER CERTIFICATE
                     FOR TRANSFER TO A NON-U.S. PERSON

First Trust National Association, as Trustee
111 East Wacker Drive
Suite 3000
Chicago, Illinois 60601

         Re : IBP Finance Company of Canada (the
         "Issuer")
              7.45% Senior Notes Due 2007 (the "Senior
Notes")
         Reference is hereby made to the Indenture dated as of June 1, 1997 (the "Indenture") among the Issuer, IBP, inc., as guarantor, and First Trust National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

         This letter relates to $_______ aggregate principal amount of Senior Notes which are held [in certificated form in the name of [name of transferor] [CUSIP Number] (the "Transferor")] [through the beneficial interest of [name of transferor] in a Global Note] to effect the transfer of the Senior Notes in exchange for an equivalent beneficial interest in a Global Note or Certificated Notes.

         In connection with such request, the Transferor does hereby certify that such Senior Notes are being transferred as follows:

         (1) the offer of such Senior Notes was not made to a person in the United States;

         (2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

         (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

         (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

         In addition, if the sale is made during a Restricted
Period and the provisions of Rule 903(c)(2) or (3) or Rule
904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(2) or (3) or Rule 904(c)(1), as the case may be.

         Terms used herein and defined in Regulation S shall have the respective meaning given such terms in Regulation S.

         You, the Issuer and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.


Dated:
                                   __________________________________
                                       [Name of Transferor]

                             By:
                                  ______________________________
                                  Name:
                                  Title:

cc:      IBP Finance Company of Canada
         c/o IBP, inc.
         IBP Avenue
         Post Office Box 515
         Dakota City, Nebraska 68731


                               EXHIBIT E
                         FORM OF INVESTMENT LETTER
                        FOR REGULATION S PURCHASERS

First Trust National Association, as Trustee
111 East Wacker Drive
Suite 3000
Chicago, Illinois 60601

         Re:  IBP Finance Company of Canada (the "Issuer")
              7.45% Senior Notes Due 2007 (the "Senior
              Notes")

Ladies and Gentlemen:

         Reference is hereby made to the Indenture dated as of June 1, 1997 (the "Indenture") among the Issuer, IBP, inc., as guarantor, and First Trust National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

         In connection with our proposed purchase of $_______________ aggregate principal amount of the Notes which are held [in certificated form in the name of [name of transferor] (the "Transferor")] [through the beneficial interest of [name of transferor] in the Global Note][CUSIP Number], we hereby certify that we are (or we will hold such Senior Notes
(or beneficial interests therein) on behalf of) a person outside the United States to whom the Senior Notes could be transferred in accordance with rule 904 of Regulation S ("Regulation S") promulgated under the United States Securities Act of 1933, as amended. Terms used herein and defined in Regulation S shall have the respective meaning given such terms in Regulation S.

         You, the Issuer and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Dated:                       Very truly yours,


                                  __________________________________
                                       [Name of Purchaser]

                             By:
                                  ______________________________
                                       Authorized Signature

cc:      IBP Finance Company of Canada
         c/o IBP, inc.
         IBP Avenue
         Post Office Box 515
         Dakota City, Nebraska 68731